Stantec

Technical Report Moose Horn Property Prepared in accordance with the requirements of National Instrument 43-101 Standards of Disclosure for Mineral Projects

Prepared For:
Moose Horn Mining Inc.

Project Number: 1063-1 (129500012)

Report Date:	Effective Date:
July 13, 2018	July 6, 2018

Authors:
Derek Loveday, P. Geo.
William Allan Turner, P. Geol.

CERTIFICATE OF QUALIFICATIONS

I, Derek J. Loveday, P.Geo., of Salt Lake City, Utah, do hereby certify that:

1. I am currently employed as a Project Manager by Stantec, 57 West 200 South, Suite 500, Salt Lake City, Utah 84101 USA.
2. I graduated with a Bachelor of Science Honours Degree in Geology from Rhodes University, Grahamstown, South Africa in 1992.
3. I am a licensed Professional Geoscientist in the Province of Alberta, Canada, #159394. I am registered with the South African Council for Natural Scientific Professions (SACNASP) as a Geological Scientist #400022/03.
4. I have worked as a geologist for a total of twenty-four years since my graduation from university, both for mining and exploration companies and as a consultant specializing in resource evaluation for precious metals and industrial minerals. I have many years' experience in the base metals and precious metals mining and exploration industry from mine site grade control and structural mapping to modeling and evaluation of polymetallic deposits in North America and Africa.
5. I have read the definition of "qualified person" set out in National Instrument 43-101 (NI 43-101) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "Qualified Person" for the purposes of NI 43-101.
6. I am responsible for preparation of portions of Section 1, Sections 2, 3, 5, 6, 7, 8, 9, 10, Sections 13 through 26 and portions of Sections 27 and 28, of the Technical Report titled "Technical Report Moose Horn Property" dated July 13, 2018, with an effective date of July 6, 2018.
7. I have had no prior involvement with the Moose Horn project that is subject to this Report.
8. I have not completed a site visit to the Property.
9. As at the effective date of the Technical Report, to the best of my knowledge, information and belief, the parts of the Technical Report for which I am responsible contain all scientific and technical information that is required to be disclosed to make the parts of the Technical Report for which I am responsible not misleading.
10. I am independent of the issuer and the vendor of Moose Horn Mining Inc. applying all of the tests in Section 1.5 of NI 43-101.
11. I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Report, the omission to disclose which makes the Report misleading.

12. I have read NI 43-101 and the parts of the Technical Report for which I am responsible have been prepared in compliance with NI 43-101.

Dated July 13, 2018

"Original Signed and Sealed By Author"

Derek J. Loveday, P.Geo
Project Manager

CERTIFICATE OF QUALIFICATIONS

I, William Allan Turner, P. Geol., do hereby certify that:

1. I am currently employed as Manager, Geology by Stantec, Suite 1900, 555 – 4th Avenue S.W., Calgary, Alberta, Canada T2P 3E7.
2. I graduated with a Bachelor of Science degree from the University of Alberta in 1995, and a Master of Science degree from the University of Alberta in 2000.
3. I am a member in-good-standing of the Association of Professional Engineers, Geoscientists of Alberta (Member 58136), a member in-good-standing of the Association of Professional Engineers, Geologists and Geophysicists of Saskatchewan (Member 15364), and a member in-good-standing of the Northwest Territories and Nunavut Association of Professional Engineers and Geoscientists (Member L3656).
4. I have 23 years of experience in the field of geology since graduating from my undergraduate degree. My thesis-based M.Sc. degree focussed on assessing the geology and geochemistry associated with precious metal vein-hosted deposits in Nunavut, Canada. Results from this study were published in Mineralium Deposita and Canadian Journal of Earth Sciences. Following completion of this degree, I have an additional nine years of exploration and scientific assessment of base and precious metal-bearing deposits that dominantly include stratabound, vein-hosted, and shear-hosted base metal and precious metal deposits.
5. I have read the definition of "qualified person" set out in National Instrument 43-101 ("NI 43-101") and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101), and past relevant work experience, I meet the requirements to be a "Qualified Person" for the purposes of NI 43-101.
6. I am responsible for preparation of portions of Section 1, Sections 4, 11, 12 and portions of Sections 27 and 28, of the Technical Report titled "Technical Report Moose Horn Property" dated July 13, 2018, with an effective date of July 6, 2018.
7. I have had no prior involvement with the Moose Horn Project that is subject to this Report.
8. I completed a site visit to the Property on June 13 and June 14, 2018.
9. At the effective date of the Technical Report, to the best of my knowledge, information, and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.
10. I am independent of the issuer and the vendor of Moose Horn Mining Inc. applying all of the tests in Section 1.5 of NI 43-101.
11. I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Report, the omission to disclose which makes the Report misleading.
12.

13. I have read NI 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.

Dated July 13, 2018

"Original Signed and Sealed By Author"

William Allan Turner, P. Geol.
Senior Geologist

Table of Contents

List of Tables

List of Figures

1 SUMMARY

1.1 INTRODUCTION

Norwest was commissioned by Moose Horn Mining Inc. (MHM) to prepare a Technical Report concerning the Moose Horn Property in Yukon Territory, Canada (the Property) on January 22, 2018. On May 18, 2018, Norwest was sold to Stantec Consulting Ltd. (Stantec), and therefore the final version of this Technical Report is issued by Stantec. The authors of the Technical Report have not changed. This Technical Report was prepared in accordance with the requirements of National Instrument 43-101 Standards of Disclosure of Mineral Projects. MHM is a private company.

This Technical Report includes a review of the regional and local geology, mineralization types and grades, exploration history and results, mineral resource estimates and recommendations for further work. The report does not include any estimate of mineral reserves.

A site visit to the Moose Horn Property was completed by William Allan Turner on June 13 and 14, 2018.

The effective date of this report is July 6, 2018.

1.2 PROPERTY DESCRIPTION

The Property is located in west Yukon Territory, Canada, adjacent to the international border with Alaska, U.S.A. The Property is centered at about 63°1.5'N latitude and 140°57'W longitude and is covered by NTS map sheets 115N/02 and 115K/15. The Property is about 11.8 km north to south and 6.5 km across at its widest points.

The Property elevation varies from 1,353 m on top of the Moosehorn Range to 670 m in the creek valleys in the southern portions of the area. Creek valleys within the range are typically V-shaped at their headwaters grading into gentle side slopes with flat, occasionally swampy, bottoms. The Property is characterized by rolling hills bounded to the northeast by the Moosehorn Range, a N-S trending belt of plutonic rocks. Vegetation is sparse at altitudes of greater than 1,200 m, which is dominantly 1 to 2 m high buckbrush and stunted spruce trees. Spruce trees and stands of aspen and white birch cover the southern portion of the Property. Aspen and birch are found on the tops of the hills while willow and alder are abundant along the creeks and streams.

1.3 LAND TENURE

The Property comprises 234 Quartz Claims in the Whitehorse Mining Division with an aggregate area of 4,307.15 ha and 25 Placer Claims with an aggregate area of 269.30 ha. Seven small areas of unclaimed ground are included within the Property boundaries. Tenure information was extracted from Yukon government website (Mining Map Viewer), on March 26 and 27, 2018 (mapservices.gov.yk.ca/Mining/Load.htm).

Hartley and Associates has warranted that it legally holds title to the subject claims, and that appropriate permits for exploration are in place and will be transferred to MHM. A search of the Yukon government Mining Map Viewer website (mapservices.gov.yk.ca/Mining/Load.htm) on March 27, 2018 showed that Moose Horn Mining Inc. is the holder of a Class 3 Quartz Mining Land Use Permit Approval #LQ00437 (O.I.C. 2003/64 Quartz Mining Act) covering the Property, which is valid until December 15, 2021. No environmental liabilities on the Property are known, except placer operations pits.

MHM agreed with Hartley and Associates Inc. of Edmonton, AB (Hartley and Associates) in the Mineral Claim Purchase Agreement dated September 20, 2017 to acquire the Property and certain equipment. The authors have relied on this document and do not have third-party legal opinion as to the validity of the agreement. The agreement provides for staged payments in six tranches over a 30-month period, up to 30 December 2019; and assets include all claims, permits, and associated infrastructure, fuel and equipment currently on the Property.

1.4 HISTORY

Since 1970, the Property and immediately surrounding area has been the target of gold exploration, small-scale mining of gold bearing quartz veins from surface trenches and extraction of placer gold from nearby stream beds. Table 1.1 provides a summary of the historical exploration drilling on the Property and immediately surrounding area.

Table 1.1
Summary of drilling on Property and Immediate Area

Year	Operator	Drill Type	Number of holes and metres	Areas / Prospects	Significant Results
1975	Great Bear Mining Ltd.	ddh	19 (696.2)	Former DEA claims	7.49 opt Au over 6 in in ddh 16; 3.62 opt Au, 8.75 opt Ag over 6.5 in in ddh 5 (Morin, 1977)
1975	Claymore Resources Ltd.	RC ddh	32 (315.8) 18 (624.8)	Kenyon Creek M Vein, A Vein (off current Property)	ddh results in holes 2,3,8 at M Vein averaged 0.15 opt Au over 4 ft (Morin, 1977)
1993	Hartley - Almberg	RC	36 (337)	Red, Ran, Git, Rag, Well, Won, Wine et al. Claims	13 of the holes yielded greater than 600 ppb Au over 1.5 m. Up to 1544 ppb over 3 m.
1994	Hartley & Associates	Perc.	10 (118.9)	Womp 15-18, 7-10 claims	Holes 94-1 to 94-4 had anomalous gold, up to 6667 ppb Au over 3 m
1998	Barramundi Gold Ltd.	ddh	4 (?)	Swede Pit	Hole LL98-2 returned 34.58 g/t Au over 0.25 m
1999	Barramundi Gold Ltd.	ddh	22 (550)	Swede Pit (V2)	386.6 g/t Au over 0.66 m
1999	Barramundi Gold Ltd. - Newmont	ddh	12 (2,100)	Various geochemical anomalies	47.7 g/t Au over 0.20 m 500 m south of Swede Pit
2000	Newmont	ddh	6 (1,753)	141 Zone, and down dip test of V3 (LL00-1)	LL00-1 yielded 2.21 g/t Au over 0.2 m and 5.36 g/t Au over 0.31 m in two separate Vein intersections
2006	Mountain Rio Resources Inc.	ddh	25 (3,738)	Hartley & Swede Pit	MR06-07: several Au & Ag intersections, 2.08 g/t Au and 62.03 g/t Ag over 1.48 m; 1.67 g/t Au over 1.11 m; 1.25 g/t Au over 0.96 m.
2007	Mountain Rio Resources Inc.	ddh	12 (2,805)	Swede Pit	MR0623: several Au intersections: 4.5 g/t over 0.24 m, 1.133 g/t over 0.37 m, and 1.266 g/t over 0.15 m.

ddh= Diamond Drill (Core) Hole; RC= Reverse Circulation, Perc.= Percussion

1.5 REGIONAL GEOLOGY

Regional geology presented herein is mainly summarized from Schulze (2017). The Property lies within the Yukon-Tanana Terrane (YTT) of the North American cordillera that includes the Tintina Gold Belt. The dominant structural grain of the region is northwest, parallel to the boundary of the YTT. The Tintina Fault Zone (TFZ) is a major transpressional fault zone at the boundary of the YTT with the ancient North American craton, northeast of the Property. The TFZ features 450 km of documented dextral offset.

1.6 PROPERTY GEOLOGY AND MINERALIZATION

The Property is underlain almost entirely by Dawson Range Batholith lithologies. Granodioritic rocks predominate; these are hornblende and/or biotite bearing, massive to foliated and commonly porphyritic. Hard rock mineralization on the Property comprises Au-bearing quartz veins in granodiorite. The mineral occurrence, which is known as Moose Horn or Longline (Yukon MINFILE number #115N 024), comprises several named veins including V1, V2, V3, M, CR, Soya Creek (SC), Swamp Creek Pit, Git, Airstrip Pit, and veins in the Kenyon Creek area. Minor past production has come from the V1 and V2 veins that are on the Property, and the M Vein that is located outside of the Property boundary. The two main areas of interest on the Property include the V2 Vein at the Swede Pit Prospect and a quartz vein at Hartley Creek.

Placer gold was also discovered within and near the Property by M. Kenyon in 1975; placer mining commenced in 1976. Streams known to contain placer gold include: Kenyon, Swamp, Soya and Great Bear. About 54,000 ounces of gold has been recovered from placer operations on the west flank of Moose Horn Range (Joyce, 2002). Yukon Government records give a total of 65,640 ounces from the Moose Horn Range (including east-draining streams) between 1978 and 2015 (Schulze, 2017).

Joyce (2002) identified that the vein features are consistent with brittle, shallow, reverse fault movement, with repeated dilation and precipitation (crack and seal textures). The veins have a ramp-flat style geometry. The main veins (the ramps) lie in the fault plane, and the lens-like shoots (flats) are in the orientation of dilation for a thrust system. Thrust direction was determined to be 240-260°, with up-dip displacement to the WSW (Joyce, 2002).

1.7 MINERAL RESOURCE ESTIMATES

In accordance with the requirements of NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards, Qualified Persons validated the drill hole and sample data set and created geologic models for the purposes of generating resource estimates within the Property that includes the Hartley Creek Prospect and Swede Pit Prospect.

Information used to compile the geologic models used for resource estimation included the following information provided by MHM and other public sources:

- exploration data;
- prior geologic models;
- technical reports; and
- surface topography data.

Although the Property in its entirety comprises a varied assortment of exploration data targeting placer and mineralized veins, only two areas were identified as having exploration results amenable for quantifying mineral resource estimates for gold and silver. These two areas are the Hartley Creek Prospect and Swede Pit Prospect.

Independent geologic models used for gold resource estimation were constructed using MineSight® (v12.00-6) software using 3D block modeling methods. All models were constructed using the UTM NAD83 Zone 7 grid coordinate system that uses metric units. Table 1.2 outlines the 3D block model parameters for the individual resource areas.

Table 1.2
Block Model Parameters

Model	Coordinate	Minimum	Maximum	Range (m)	Block (m)
Hartley Creek Prospect	Easting (X)	502,800	503,730	930	3
	Northing (Y)	6,987,500	6,988,400	900	3
	Elevation (Z)	500	950	450	3
Swede Pit Prospect	Easting (X)	501,300	502,317	1,017	3
	Northing (Y)	6,989,448	6,990,360	912	3
	Elevation (Z)	500	950	450	3

Construction of the geologic models is limited to:

- 3D block models covering pit areas and mineralized zones identified from provided drill hole records and prior model wireframe surfaces;
- generating mineralised zone wireframe solids of a single mineralized quartz vein and contact zone for the Hartley Creek Prospect and V2 Vein at Swede Pit Prospect;
- estimating depth of weathering from surface from drill hole records to limit near surface extent of mineralized wireframe solid;
- independent geostatistical analysis of the sample data and estimation algorithms; and
- construction of Lerchs-Grossmann (LG) pit shells using independently assessed mining extraction costs and revenue.

Prior to modeling the provided exploration and sampling data was checked for errata. This included, but was not limited to, the following checks:

- anomalous drill hole collar locations in undisturbed areas;

- overlapping sample intervals;
- outliers in grade and thickness; and
- lithologic and grade matching provided mineralization solids.

The mineralized zone wireframe solids used for coding the 3D block model were limited to a single zone within each Prospect. For both the Hartley and Swede Pit Prospects, the mineralized zone solid comprised a single quartz vein, sometimes split into two or more veins, and altered contact zone with elevated Au and Ag grades. The Hartley Creek Prospect model mineralized vein is unnamed whereas the Swede Pit Prospect mineralised vein is called the V2 Vein as noted in prior technical reports (Joyce, 2002).

Sample grades enveloped within this mineralized zone were composited before estimation into the 3D Block model. Prior to compositing, elevated sample grades (typically >1,000 ppm) that were originally tested using ICP methods, were replaced with the repeat analyses using more robust fire assay and atomic absorption methods. In total, 22 and 38 composite intervals were identified from drill hole records for Hartley Creek Prospect and Swede Pit Prospect model areas, respectively.

The estimation parameters used in each model are summarised in Table 1.3. Exploration results for the Hartley Creek Prospect was found to be insufficient in quantity to generate semi-variogram supported analysis of grade trends and associated application of kriging estimation algorithms. For this reason, an isotropic search ellipse and inverse distance algorithm was used for estimating Au and Ag grade data into the Hartley Creek Prospect 3D block model. A top cap of 50 g/t for Au and Ag was applied to all model data to account for high nugget effects in the grade data.

Table 1.3
Estimation Parameters

Model	Algorithm	Search	Composite Intervals		Top Cap Au g/t	Top Cap Ag g/t
			Min	Max		
Hartley Creek Prospect	IDW[1] square	Isotropic	1	15	50	50
Swede Pit Prospect	OK[2]	Anisotropic	1	15	50	50

1= Inverse distance square, 2= Ordinary kriging

1.8 GOLD AND SILVER RESOURCE ESTIMATES

The resource estimates are based on pit constrained surface resource. The surface resource includes mineralized Au and Ag blocks limited to within a 45-degree constant slope pit shell. All resource estimates include estimates of contained Au and Ag within the constrained pit shells as shown in Table 1.4 for the Hartley Creek Prospect and Table 1.5 for the Swede Pit Prospect. **Note – The base cases for the Inferred Resource for each Prospect is indicated by shading and bold type face in the respective tables.**

The pit shell is defined by a 0.3 g/t minimum gold cut-off grade, a US$2.10 per tonne mining cost, a US$4.20 per tonne crushing and leaching cost, overhead of US$1.30 per tonne leached, and a gold price of US$1,200 per oz (exchange rate of $0.78 $US:$CAD). Mine rock and mineralization density were based on 2.65 tonnes/m^3 (Berkman, 1995). Modifying factors considered for the definition of mineralized zones into classified resources of eventual economic interest include the following:

- Metallurgical recovery factor of 80% for conventional heap leach operations.
- Gold price of $1,200 per ounce with an exchange rate of $0.78 $US:$CAD.
- Allowance for dilution and mining losses in the calculation of the cut-off grade.
- Refining and royalty costs of CAD$20/oz with a payable metal factor of approximately 97%.

Truck and shovel surface operations are the primary mining method. Mining, leaching, site and smelter royalty and other cost inputs have been based on representative costs for the region based on similar scale operations. The level of detail of cost estimation and mining evaluation is deemed to be appropriate for the definition of resources prior to undertaking a preliminary economic assessment (PEA) level evaluation.

These resources have been classified as Inferred for the following reasons:

- Lack of documentation for a substantial amount of the historical sampling and assay programs. Sample selection methodology, in addition to sample security documentation is not available and therefore further confirmation through verification drilling is required.

- Available surface topography information could not account for the true extent of surface trenching in the Property.

- Depth of surface weathering is only limited to observation of drill hole records. The authors are not aware of any measurable surface mapping information focusing on depth of weathering and its impacts on near surface lode gold mineralization.

As defined by the Canadian Institute of Mining, Metallurgy and Petroleum, "An Inferred Mineral Resource is that part of a Mineral Resource for which quantity and grade or quality are estimated based on limited geological evidence and sampling. Geological evidence is sufficient to imply but not verify geological and grade or quality continuity."

The resource pit shell stripping ratio (m^3 waste: ore tonnes) for the Hartley Creek Prospect is 45:1 and for the Swede Pit Prospect is 15:1. The high ratio (45:1) for the Hartley Creek Prospect is due to the high gold grades and narrow plus steep dip of the mineralized zone. The lower ratio (15:1) for the Swede Pit Prospect is due to the relatively shallow dip and broader mineralized zone when compared to that of the Hartley Creek Prospect.

Table 1.4
Inferred Pit Constrained Gold and Silver Resource
Hartley Creek Prospect Area
Effective Date July 6, 2018

Resource	Cutoff Grade (g/t)	Ore Tonnes (t)	Average Grade (g/t)	In Place Ounces (oz)
Gold	**0.3**	**31,423**	**13.9**	**14,044**
	3.0	30,586	14.0	13,769
	6.0	28,613	14.4	13,248
Silver	**0.3**	**31,423**	**18.2**	**18,389**
	3.0	30,586	18.7	18,391
	6.0	28,613	19.6	18,033

Notes

- CIM definitions are followed for classification of Mineral Resource.
- Mineral Resource surface pit extent has been estimated using a gold price of US$1,200 per ounce and a US$2.10 per tonne mining cost, crushing/processing cost of US$4.20/tonne, overhead of US$1.30/tonne leached. Gold and silver recovery is estimated at 80%. Allowance has been made for dilution and recovery in the COG. $US:$CAN Exchange Rate is 0.78.
- Totals may not represent the sum of the parts due to rounding.
- The Mineral Resource estimate has been prepared by Derek Loveday, P. Geo. in conformity with CIM "Estimation of Mineral Resource and Mineral Reserves Best Practices" guidelines and are reported in accordance with the Canadian Securities Administrators NI43-101. Mineral resources are not mineral reserves and do not have demonstrated economic viability.

Table 1.5
Inferred Pit Constrained Gold and Silver Resource
Swede Pit Prospect Area
Effective Date July 6, 2018

Resource	Cutoff Grade (g/t)	Ore Tonnes (t)	Average Grade (g/t)	In Place Ounces (oz)
Gold	**0.3**	**70,701**	**11.2**	**25,461**
	3.0	65,377	11.7	24,595
	6.0	54,133	12.8	22,280
Silver	**0.3**	**70,701**	**12.8**	**29,099**
	3.0	65,377	13.7	28,800
	6.0	54,133	15.6	27,154

Notes

- CIM definitions are followed for classification of Mineral Resource.
- Mineral Resource surface pit extent has been estimated using a gold price of US$1,200 per ounce and a US$2.10 per tonne mining cost, crushing/processing cost of US$4.20/tonne, overhead of US$1.30/tonne leached. Gold and silver recovery is estimated at 80%. Allowance has been made for dilution and recovery in the COG. $US:$CAN Exchange Rate is 0.78.
- Totals may not represent the sum of the parts due to rounding.
- The Mineral Resource estimate has been prepared by Derek Loveday, P. Geo. in conformity with CIM "Estimation of Mineral Resource and Mineral Reserves Best Practices" guidelines and are reported in accordance with the Canadian Securities Administrators NI43-101. Mineral resources are not mineral reserves and do not have demonstrated economic viability.

The accuracy of resource estimates is, in part, a function of the quality and quantity of available data and of engineering and geological interpretation and judgment. Given the data available at the time; the estimates presented herein are considered reasonable. However, they should be accepted with the understanding that additional data and analysis available after the date of the estimates may necessitate revision. These revisions may be material.

Mineral resource is not mineral reserve and there is no assurance that any mineral resource will ultimately be reclassified as Proven or Probable reserves. Mineral resource which is not mineral reserves do not have demonstrated economic viability.

1.9 INTERPRETATION AND CONCLUSIONS

Resource estimates for Hartley and Swede Pit are presented in this Technical Report. The Hartley Creek Prospect is in the south of the Property and the Swede Pit Prospect is in the northern portion of the Property. Both prospects have historically undergone varying amounts of mining through surface trenching. The mineralization for both prospect areas is interpreted to be associated with lode gold quartz vein mineralization of OGD types. The mineralized quartz veins appear to dominantly be hosted in granodiorite.

The available data for these prospects is sufficient to support an Inferred gold mineral resource within each prospect. These resources have been classified as Inferred due to lack of documentation for a substantial amount of the historical sampling and assay programs, low resolution surface topography data limiting identification of surface trenching extent for resource depletion, and insufficient information of the extent of surface weathering impacting resource extent.

The resource estimates are based on pit constrained surface resources. The surface resource includes mineralized gold blocks limited to within a 45-degree constant slope pit shell. All resource estimates include estimates of contained ounces within the constrained pit shells including modifying factors. Modifying factors considered for the definition of mineralized zones into classified resources of eventual economic interest. Table 1.6 summarizes the base case gold and silver resource for each of the prospect areas in metric units.

Table 1.6
Summary of Inferred Gold and Silver Resources for the Prospects
(Effective Date July 6, 2018)

Model Area	Resource	Cutoff Grade (g/t)	Ore Tonnes (t)	Average Grade (g/t)	In Place Ounces (oz)
Hartley Creek Prospect	Gold	0.3	31,423	13.9	14,044
	Silver			18.2	18,389
Swede Pit Prospect	Gold	0.3	70,701	11.2	25,461
	Silver			12.8	29,099

Notes

- CIM definitions are followed for classification of Mineral Resource.
- Mineral Resource surface pit extent has been estimated using a gold price of US$1,200 per ounce and a US$2.10 per tonne mining cost, crushing/processing cost of US$4.20/tonne, overhead of US$1.30/tonne leached. Gold and silver recovery is estimated at 80%. Allowance has been made for dilution and recovery in the COG. $US:$CAN Exchange Rate is 0.78.Totals may not represent the sum of the parts due to rounding.
- The Mineral Resource estimate has been prepared by Derek Loveday, P. Geo. in conformity with CIM "Estimation of Mineral Resource and Mineral Reserves Best Practices" guidelines and are reported in accordance with the Canadian Securities Administrators NI43-101. Mineral resources are not mineral reserves and do not have demonstrated economic viability.

1.10 RECOMMENDATIONS

Phase 1 of the program is to increase the resource confidence for the Hartley and Swede Pit prospects can be improved to Indicated +/- Measured status from the current Inferred level of assurance through the following initiatives:

- Assaying of cored intervals from previous drill programs:
    - During the resource modeling and site visit, several cored intervals from the 1998 and 1999 drilling campaigns that were directly adjacent to intervals that contain elevated gold and silver grades, were not assayed. It is highly recommended that all unassayed core intervals from these years that have potentially anomalous gold and silver values be assayed. The Author anticipates that such a testing and sampling program will increase the potential resources by a percentage from what is reported in this report. The Author proposes this as a high priority recommendation that ideally will be completed in 2018.
    - Core from the 2006 drilling campaign require sampling to aligned with the recorded sample intervals in the database. It is critical from a data integrity standpoint that these sample intervals be assayed. The Author identifies this task as high priority to be completed in 2018, as it directly reflects on the reliability of the data. While completing this testing program, the Author recommends that all 2006 and 2007 core be reviewed to verify that testing was completed through all potential gold-bearing intervals.
- Collection of higher resolution topographic information. A viable topographic survey method is Light Detection and Ranging (LiDAR) survey. It is the Author's understanding that a company that has an adjacent property is completing LiDAR surveys during the summer of 2018. As such, the Author strongly recommends that MHM split the cost of the mobilization with the company from an adjacent property and purchase the LiDAR data. Such data will increase the confidence that the Authors have in the vertical component of the drill hole location and will therefore add to the confidence in the resource.
- Focused surface mapping and sampling program near known quartz veins. Additional mapping and sampling of outcrops proximal to outcropping quartz veins will assist with further understanding the host lithologies and structure associated with mineralization.

In addition, a detailed program such as this may identify previously overlooked surficial discoveries.

- Infill drilling and sampling for the Swede Pit and Hartley Creek prospects. Review of the geological models determined that nine holes for each the Swede Pit and Hartley Creek prospects are required to increase the resource confidence of the two areas. In fill drilling is proposed to be completed by a combination of RC and core rigs.

Table 1.7 shows an estimate of requirements and associated indicative (not all inclusive) costs (CDN$) in the next phase to increase the level of assurance in accordance with CIM "Estimation of Mineral Resource and Mineral Reserves Best Practices" guidelines. Additional phases of drilling and sampling will be required as the project advances to further increase the level of assurance of each of the prospects.

Table 1.7
Phase 1: Recommended Mapping, Drilling, Testing, LiDAR Survey and Modeling

Program	Est. Hole No.	Ave. Hole Depth (m)	Cost in CDN$ in thousands ('000)						
			Drilling (RC & DD)	Core Testing (Assay)	Field Personnel / logistics (Pad Prep, Core Logging / Sampling)	Field Personnel (Mapping / Sampling)	LiDAR Survey	Resource Modeling	Est. Total by Prospect
Historical Core Testing Program	63	NA	NA	28	60	NA	NA	NA	88
2018 Hartley Creek Prospect Delineation Drilling	9	80	174	27	81	15	10	19	326
2018 Swede Pit Prospect Delineation Drilling	9	70	166	22	81	15	10	19	313
Est. Total by Category			340	77	222	30	20	38	727

Following completion of Phase 1, it is recommended that the learnings obtained from this program be incorporated into an exploration program, which is proposed to be Phase 2. This phase will incorporate the structural understanding obtained during Phase 1 to complete an exploration drill program to ultimately expand the resources in proximity of Swede Pit. This program would have two stages; a broader-spaced drill program to systematically test structural targets, and once discoveries are made, a second stage of detailed drilling to delineate

discoveries. Table 1.8 shows an estimate of requirements and associated indicative (not all inclusive) costs (CDN$) to complete the Phase 2 exploration and delineation drilling.

Table 1.8
Phase 2: Exploration and Delineation Program

Program	Est. Hole no.	Ave. Hole Depth (m)	Cost in CDN$ in thousands ('000)			
			Drilling (RC)	Testing (assay)	Field Personnel / logistics (Drilling Support)	Est. Total by Prospect
Stage 1	25	80	400	63	225	688
Stage 2	20	80	320	50	180	550
Est. Total by Category			**720**	**113**	**405**	**1238**

2 INTRODUCTION

Norwest was commissioned by Moose Horn Mining Inc. (MHM) to prepare a Technical Report concerning the Moose Horn Property in Yukon Territory, Canada (the Property) on January 22, 2018. On May 18, 2018, Norwest was sold to Stantec Consulting Ltd. (Stantec), and therefore the final version of this Technical Report is issued by Stantec. The authors of the Technical Report have not changed. This Technical Report was prepared in accordance with the requirements of National Instrument 43-101 Standards of Disclosure of Mineral Projects. MHM is a private company.

This Technical Report includes a review of the regional and local geology, mineralization types and grades, exploration history and results, mineral resource estimates and recommendations for further work. The report does not include any estimate of mineral reserves. The Authors have relied on published and unpublished reports, company filings and news releases available on-line from the System for Electronic Document Analysis and Retrieval (SEDAR; www.sedar.com), academic and government body reports and maps, and materials supplied by MHM.

A site visit to the Moose Horn Property was completed by William Allan Turner on June 13 and 14, 2018.

The effective date of this report is July 6, 2018.

The accuracy of information presented here is, in part, a function of the quality and quantity of available data and geological interpretation and judgment. Given the information available at the time this report was prepared, the conclusions and interpretations presented herein are considered reasonable. However, they should be accepted with the understanding that additional data and analyses that becomes available after the date of this report may necessitate revision. These revisions may be material.

3 RELIANCE ON OTHER EXPERTS

This report has been prepared in accordance with the requirements of National Instrument 43-101 (NI 43-101) Standards of Disclosure for Mineral Projects. The reporting nomenclature and formats are consistent with CIM Definition Standards for mineral resources and reserves.

The Qualified Person did not rely on a report, opinion or statement of another expert who is not a qualified person, or on information provided by the issuer, concerning legal, political, environmental, tax matters, or the pricing of commodities, for which pricing is not publicly available, in this Technical Report.

4 PROPERTY DESCRIPTION AND LOCATION

The Property is in west Yukon Territory, Canada, adjacent to the international border with Alaska, U.S.A. as shown on Figure 4-1. The Property is centered at about 63°1.5'N latitude and 140°57'W longitude and is covered by NTS map sheets 115N/02 and 115K/15. The Property is about 11.8 km north to south and 6.5 km across at its widest points.

The Property elevation varies from 1,353 m on top of the Moosehorn Range to 670 m in the creek valleys in the southern portions of the area. Creek valleys within the range are typically V-shaped at their headwaters grading into gentle side slopes with flat, occasionally swampy, bottoms. The Property is characterized by rolling hills bounded to the northeast by the Moosehorn Range, a N-S trending belt of plutonic rocks. Vegetation is sparse at altitudes of greater than 1,200 m, which is dominantly 1 to 2 m high buckbrush and stunted spruce trees. Spruce trees and stands of aspen and white birch cover the southern portion of the Property. Aspen and birch are found on the tops of the hills while willow and alder are abundant along the creeks and streams.

The Property comprises 234 Quartz Claims in the Whitehorse Mining Division with an aggregate area of 4,307.15 ha and 25 Placer Claims with an aggregate area of 269.30 ha., as illustrated on Figure 4-2 and Figure 4-3. Tables 4.1 lists the Quartz Claims and Table 4.2 lists the Placer Claims that are part of the agreement. Seven small areas of unclaimed ground are included within the Property boundaries. Tenure information was extracted from Yukon government website (Mining Map Viewer), on March 26 and 27, 2018.

MHM agreed with Hartley and Associates Inc. of Edmonton, AB (Hartley and Associates) in the Mineral Claim Purchase Agreement dated September 20, 2017 to acquire the Property and certain equipment. The authors have relied on this document and do not have third-party legal opinion as to the validity of the agreement. The agreement provides for staged payments in six tranches over a 30-month period, up to 30 December 2019; and assets include all claims, permits, and associated infrastructure, fuel and equipment currently on the Property.

Hartley and Associates retains a 2% Net Smelter Return from any mining, bulk tonnage tests or placer operations. There is a 15 km buffer area in which Hartley and Associates must offer right of first refusal to MHM for any additional claims staked by Hartley and Associates.

Hartley and Associates has warranted that it legally holds title to the subject claims, and that appropriate permits for exploration are in place and will be transferred to MHM. A search of the Yukon government Mining Map Viewer website (mapservices.gov.yk.ca/Mining/Load.htm) on June 28, 2018 showed that Moose Horn Mining Inc. is the holder of a Class 3

Quartz Mining Land Use Permit Approval #LQ00437 (O.I.C. 2003/64 Quartz Mining Act) covering the Property, which is valid until December 15, 2021. No environmental liabilities on the Property are known, except placer operations pits which MHM has agreed to remediate if and when required. MHM will be required to perform annual assessment work to keep the claims in good standing beyond the expiry dates, or to pay cash in lieu. Table 4.1 lists the Quartz Claims in Whitehorse Mining District, Yukon that are subject of this report. Hartley and Associates holds 100% ownership of the claims.

Table 4.1
Quartz Claims
Whitehorse Mining District

Grant Number	Claim Label	Claim Name	Staking Date	Recorded Date	Expiry Date	Area (ha)
YB36935	FOX 1	FOX	6/14/1992	7/9/1992	12/31/2021	20.89
YB36936	FOX 2	FOX	6/14/1992	7/9/1992	12/31/2021	20.89
YB36937	FOX 3	FOX	6/14/1992	7/9/1992	12/31/2021	20.89
YB36938	FOX 4	FOX	6/14/1992	7/9/1992	12/31/2021	20.89
YA77840	GIT 1	GIT	7/9/1983	7/18/1983	12/31/2024	20.89
YA77841	GIT 2	GIT	7/9/1983	7/18/1983	12/31/2024	20.89
YA77844	GIT 5	GIT	7/9/1983	7/18/1983	12/31/2024	208.9
YA77845	GIT 6	GIT	7/9/1983	7/18/1983	12/31/2024	20.89
YB54408	LIN 1	LIN	7/26/1994	8/29/1994	12/31/2021	20.89
YB54417	LIN 10	LIN	7/26/1994	8/29/1994	12/31/2021	20.89
YB54409	LIN 2	LIN	7/26/1994	8/29/1994	12/31/2021	20.89
YB54410	LIN 3	LIN	7/26/1994	8/29/1994	12/31/2021	20.89
YB54411	LIN 4	LIN	7/26/1994	8/29/1994	12/31/2021	20.89
YB54412	LIN 5	LIN	7/26/1994	8/29/1994	12/31/2021	20.89
YB54413	LIN 6	LIN	7/26/1994	8/29/1994	12/31/2021	20.89
YB54414	LIN 7	LIN	7/26/1994	8/29/1994	12/31/2021	20.89
YB54415	LIN 8	LIN	7/26/1994	8/29/1994	12/31/2021	20.89
YB54416	LIN 9	LIN	7/26/1994	8/29/1994	12/31/2021	20.64
YB38074	PUD 1	PUD	6/10/1993	6/29/1993	12/31/2021	0.39
YB38075	PUD 2	PUD	6/10/1993	6/29/1993	12/31/2021	5.13

Table 4.1 (cont'd)

Grant Number	Claim Label	Claim Name	Staking Date	Recorded Date	Expiry Date	Area (ha)
YA95122	RAG 1	RAG	7/3/1986	7/11/1986	12/31/2024	20.59
YA95123	RAG 2	RAG	7/3/1986	7/11/1986	12/31/2024	9.05
YA95124	RAG 3	RAG	7/3/1986	7/11/1986	12/31/2024	20.92
YA95125	RAG 4	RAG	7/3/1986	7/11/1986	12/31/2024	20.89
YA95126	RAG 5	RAG	7/3/1986	7/11/1986	12/31/2024	20.85
YA95127	RAG 6	RAG	7/3/1986	7/11/1986	12/31/2024	20.89
YA95128	RAG 7	RAG	7/3/1986	7/11/1986	12/31/2024	20.89
YA95129	RAG 8	RAG	7/3/1986	7/11/1986	12/31/2024	20.89
YB06123	RAN 1	RAN	7/11/1987	7/17/1987	12/31/2024	18.41
YB06124	RAN 2	RAN	7/11/1987	7/17/1987	12/31/2024	18.41
YB06125	RAN 3	RAN	7/11/1987	7/17/1987	12/31/2024	18.30
YB06126	RAN 4	RAN	7/11/1987	7/17/1987	12/31/2024	18.45
YC18046	RAN 5	RAN	7/20/1999	7/27/1999	12/31/2021	2.48
YC18047	RAN 6	RAN	7/20/1999	7/27/1999	12/31/2021	2.48
YC18048	RAN 7	RAN	7/20/1999	7/27/1999	12/31/2021	1.38
YC18049	RAN 8	RAN	7/20/1999	7/27/1999	12/31/2021	2.44
YA95130	RED 1	RED	7/4/1986	7/11/1986	12/31/2024	20.89
YA95131	RED 2	RED	7/4/1986	7/11/1986	12/31/2024	20.89
YA95132	RED 3	RED	7/4/1986	7/11/1986	12/31/2024	20.89
YA95133	RED 4	RED	7/4/1986	7/11/1986	12/31/2024	20.89
YA95134	RED 5	RED	7/4/1986	7/11/1986	12/31/2024	20.89
YA95135	RED 6	RED	7/4/1986	7/11/1986	12/31/2024	20.89
YA95136	RED 7	RED	7/4/1986	7/11/1986	12/31/2024	20.89
YA95137	RED 8	RED	7/4/1986	7/11/1986	12/31/2024	20.89
YB38169	SAY 1	SAY	7/22/1993	7/28/1993	12/31/2023	11.27
YB38170	SAY 2	SAY	7/22/1993	7/28/1993	12/31/2023	20.89
YB38171	SAY 3	SAY	7/22/1993	7/28/1993	12/31/2023	20.89
YB54544	SCOT 1	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54553	SCOT 10	SCOT	9/7/1994	9/13/1994	12/31/2021	19.98
YB54643	SCOT 100	SCOT	9/10/1994	9/13/1994	12/31/2021	20.89
YB54644	SCOT 101	SCOT	9/10/1994	9/13/1994	12/31/2021	20.89
YB54645	SCOT 102	SCOT	9/10/1994	9/13/1994	12/31/2021	20.89
YB54646	SCOT 103	SCOT	9/10/1994	9/13/1994	12/31/2021	20.89
YB54647	SCOT 104	SCOT	9/10/1994	9/13/1994	12/31/2021	20.89

Table 4.1 (cont'd)

Grant Number	Claim Label	Claim Name	Staking Date	Recorded Date	Expiry Date	Area (ha)
YB54648	SCOT 105	SCOT	9/10/1994	9/13/1994	12/31/2021	20.89
YB54649	SCOT 106	SCOT	9/10/1994	9/13/1994	12/31/2021	20.89
YB54650	SCOT 107	SCOT	9/10/1994	9/13/1994	12/31/2021	20.89
YB54651	SCOT 108	SCOT	9/10/1994	9/13/1994	12/31/2021	20.89
YB54652	SCOT 109	SCOT	9/10/1994	9/13/1994	12/31/2021	20.89
YB54554	SCOT 11	SCOT	9/7/1994	9/13/1994	12/31/2021	20.77
YB54653	SCOT 110	SCOT	9/10/1994	9/13/1994	12/31/2021	20.89
YB54654	SCOT 111	SCOT	9/10/1994	9/13/1994	12/31/2021	20.89
YB54555	SCOT 12	SCOT	9/7/1994	9/13/1994	12/31/2021	4.15
YB54556	SCOT 13	SCOT	9/7/1994	9/13/1994	12/31/2021	19.99
YB54557	SCOT 14	SCOT	9/7/1994	9/13/1994	12/31/2021	5.86
YB54558	SCOT 15	SCOT	9/7/1994	9/13/1994	12/31/2021	12.11
YB54559	SCOT 16	SCOT	9/7/1994	9/13/1994	12/31/2021	13.87
YB54560	SCOT 17	SCOT	9/9/1994	9/13/1994	12/31/2021	20.89
YB54561	SCOT 18	SCOT	9/9/1994	9/13/1994	12/31/2021	20.89
YB54562	SCOT 19	SCOT	9/9/1994	9/13/1994	12/31/2021	20.89
YB54545	SCOT 2	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54563	SCOT 20	SCOT	9/9/1994	9/13/1994	12/31/2021	20.89
YB54564	SCOT 21	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54565	SCOT 22	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54566	SCOT 23	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54567	SCOT 24	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54568	SCOT 25	SCOT	9/8/1994	9/13/1994	12/31/2021	20.88
YB54569	SCOT 26	SCOT	9/8/1994	9/13/1994	12/31/2021	20.88
YB54570	SCOT 27	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54571	SCOT 28	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54572	SCOT 29	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54546	SCOT 3	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54573	SCOT 30	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54574	SCOT 31	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54575	SCOT 32	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54576	SCOT 33	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54577	SCOT 34	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54578	SCOT 35	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54579	SCOT 36	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89

Table 4.1 (cont'd)

Grant Number	Claim Label	Claim Name	Staking Date	Recorded Date	Expiry Date	Area (ha)
YB54580	SCOT 37	SCOT	9/9/1994	9/13/1994	12/31/2021	20.89
YB54581	SCOT 38	SCOT	9/9/1994	9/13/1994	12/31/2021	20.89
YB54582	SCOT 39	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54547	SCOT 4	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54583	SCOT 40	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54584	SCOT 41	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54585	SCOT 42	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54586	SCOT 43	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54587	SCOT 44	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54588	SCOT 45	SCOT	9/8/1994	9/13/1994	12/31/2021	20.88
YB54589	SCOT 46	SCOT	9/8/1994	9/13/1994	12/31/2021	20.88
YB54590	SCOT 47	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54591	SCOT 48	SCOT	9/8/1994	9/13/1994	12/31/2021	18.84
YB54592	SCOT 49	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54548	SCOT 5	SCOT	9/7/1994	9/13/1994	12/31/2021	20.89
YB54593	SCOT 50	SCOT	9/8/1994	9/13/1994	12/31/2021	16.52
YB54594	SCOT 51	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54595	SCOT 52	SCOT	9/8/1994	9/13/1994	12/31/2021	11.97
YB54596	SCOT 53	SCOT	9/8/1994	9/13/1994	12/31/2021	18.63
YB54597	SCOT 54	SCOT	9/8/1994	9/13/1994	12/31/2021	18.32
YB54598	SCOT 55	SCOT	9/7/1994	9/13/1994	12/31/2021	5.48
YB54599	SCOT 56	SCOT	9/7/1994	9/13/1994	12/31/2021	4.94
YB54600	SCOT 57	SCOT	9/9/1994	9/13/1994	12/31/2021	20.89
YB54601	SCOT 58	SCOT	9/9/1994	9/13/1994	12/31/2021	20.89
YB54602	SCOT 59	SCOT	9/9/1994	9/13/1994	12/31/2021	20.89
YB54549	SCOT 6	SCOT	9/7/1994	9/13/1994	12/31/2021	20.89
YB54603	SCOT 60	SCOT	9/9/1994	9/13/1994	12/31/2021	20.89
YB54604	SCOT 61	SCOT	9/9/1994	9/13/1994	12/31/2021	20.89
YB54605	SCOT 62	SCOT	9/9/1994	9/13/1994	12/31/2021	20.89
YB54606	SCOT 63	SCOT	9/9/1994	9/13/1994	12/31/2021	20.89
YB54607	SCOT 64	SCOT	9/9/1994	9/13/1994	12/31/2021	20.89
YB54608	SCOT 65	SCOT	9/9/1994	9/13/1994	12/31/2021	17.14
YB54609	SCOT 66	SCOT	9/9/1994	9/13/1994	12/31/2021	16.04
YB54610	SCOT 67	SCOT	9/9/1994	9/13/1994	12/31/2021	20.89
YB54611	SCOT 68	SCOT	9/9/1994	9/13/1994	12/31/2021	20.89

Table 4.1 (cont'd)

Grant Number	Claim Label	Claim Name	Staking Date	Recorded Date	Expiry Date	Area (ha)
YB54612	SCOT 69	SCOT	9/9/1994	9/13/1994	12/31/2021	20.89
YB54550	SCOT 7	SCOT	9/7/1994	9/13/1994	12/31/2021	20.89
YB54613	SCOT 70	SCOT	9/9/1994	9/13/1994	12/31/2021	19.18
YB54614	SCOT 71	SCOT	9/9/1994	9/13/1994	12/31/2021	19.51
YB54615	SCOT 72	SCOT	9/9/1994	9/13/1994	12/31/2021	20.89
YB54616	SCOT 73	SCOT	9/9/1994	9/13/1994	12/31/2021	20.89
YB54617	SCOT 74	SCOT	9/9/1994	9/13/1994	12/31/2021	7.32
YB54618	SCOT 75	SCOT	9/9/1994	9/13/1994	12/31/2021	5.10
YB54619	SCOT 76	SCOT	9/9/1994	9/13/1994	12/31/2021	20.89
YB54620	SCOT 77	SCOT	9/9/1994	9/13/1994	12/31/2021	20.89
YB54621	SCOT 78	SCOT	9/9/1994	9/13/1994	12/31/2021	20.89
YB54622	SCOT 79	SCOT	9/9/1994	9/13/1994	12/31/2021	20.89
YB54551	SCOT 8	SCOT	9/7/1994	9/13/1994	12/31/2021	20.84
YB54623	SCOT 80	SCOT	9/8/1994	9/13/1994	12/31/2021	20.00
YB54624	SCOT 81	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54625	SCOT 82	SCOT	9/8/1994	9/13/1994	12/31/2021	20.79
YB54626	SCOT 83	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54627	SCOT 84	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54628	SCOT 85	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54629	SCOT 86	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54630	SCOT 87	SCOT	9/8/1994	9/13/1994	12/31/2021	19.73
YB54631	SCOT 88	SCOT	9/8/1994	9/13/1994	12/31/2021	20.89
YB54632	SCOT 89	SCOT	9/8/1994	9/13/1994	12/31/2021	19.82
YB54552	SCOT 9	SCOT	9/7/1994	9/13/1994	12/31/2021	20.89
YB54633	SCOT 90	SCOT	9/7/1994	9/13/1994	12/31/2021	20.89
YB54634	SCOT 91	SCOT	9/7/1994	9/13/1994	12/31/2021	20.89
YB54639	SCOT 96	SCOT	9/7/1994	9/13/1994	12/31/2021	17.85
YB54640	SCOT 97	SCOT	9/7/1994	9/13/1994	12/31/2021	10.26
YB54641	SCOT 98	SCOT	9/10/1994	9/13/1994	12/31/2021	10.34
YB54642	SCOT 99	SCOT	9/10/1994	9/13/1994	12/31/2021	8.81
YB38076	SEE 1	SEE	6/20/1993	6/29/1993	12/31/2021	20.89
YB38077	SEE 2	SEE	6/20/1993	6/29/1993	12/31/2021	20.89
YB38078	SEE 3	SEE	6/20/1993	6/29/1993	12/31/2021	20.89
YB38079	SEE 4	SEE	6/20/1993	6/29/1993	12/31/2021	20.89
YB38080	SEE 5	SEE	6/20/1993	6/29/1993	12/31/2021	19.17

Table 4.1 (cont'd)

Grant Number	Claim Label	Claim Name	Staking Date	Recorded Date	Expiry Date	Area (ha)
YB38081	SEE 6	SEE	6/20/1993	6/29/1993	12/31/2021	20.89
YB12664	WELL 1	WELL	12/3/1987	12/7/1987	12/31/2024	18.87
YC18053	WELL 10	WELL	7/22/1999	7/27/1999	12/31/2021	2.00
YB12665	WELL 2	WELL	12/3/1987	12/7/1987	12/31/2024	20.89
YB12666	WELL 3	WELL	12/3/1987	12/7/1987	12/31/2024	21.01
YB12667	WELL 4	WELL	12/3/1987	12/7/1987	12/31/2024	20.89
YB12668	WELL 5	WELL	12/3/1987	12/7/1987	12/31/2024	11.96
YB12669	WELL 6	WELL	12/3/1987	12/7/1987	12/31/2024	20.89
YC18050	WELL 7	WELL	7/22/1999	7/27/1999	12/31/2021	2.55
YC18051	WELL 8	WELL	7/22/1999	7/27/1999	12/31/2021	2.27
YC18052	WELL 9	WELL	7/22/1999	7/27/1999	12/31/2021	2.29
YB27350	WIND 1	WIND	5/9/1990	5/14/1990	12/31/2024	20.89
YB27359	WIND 10	WIND	5/9/1990	5/14/1990	12/31/2024	20.89
YB27360	WIND 11	WIND	5/9/1990	5/14/1990	12/31/2024	20.89
YB27361	WIND 12	WIND	5/9/1990	5/14/1990	12/31/2024	20.89
YB27362	WIND 13	WIND	5/9/1990	5/14/1990	12/31/2024	20.89
YB27363	WIND 14	WIND	5/9/1990	5/14/1990	12/31/2024	20.89
YB27364	WIND 15	WIND	5/9/1990	5/14/1990	12/31/2024	20.89
YB27365	WIND 16	WIND	5/9/1990	5/14/1990	12/31/2024	20.89
YB27366	WIND 17	WIND	5/9/1990	5/14/1990	12/31/2024	20.89
YB27367	WIND 18	WIND	5/9/1990	5/14/1990	12/31/2024	20.89
YB27368	WIND 19	WIND	5/9/1990	5/14/1990	12/31/2024	20.89
YB27351	WIND 2	WIND	5/9/1990	5/14/1990	12/31/2024	20.89
YB27369	WIND 20	WIND	5/9/1990	5/14/1990	12/31/2024	20.89
YB27370	WIND 21	WIND	5/9/1990	5/14/1990	12/31/2024	20.89
YB27371	WIND 22	WIND	5/9/1990	5/14/1990	12/31/2024	20.89
YB27352	WIND 3	WIND	5/9/1990	5/14/1990	12/31/2024	20.89
YB27353	WIND 4	WIND	5/9/1990	5/14/1990	12/31/2024	20.89
YB27354	WIND 5	WIND	5/9/1990	5/14/1990	12/31/2024	20.89
YB27355	WIND 6	WIND	5/9/1990	5/14/1990	12/31/2024	20.54
YB27356	WIND 7	WIND	5/9/1990	5/14/1990	12/31/2024	20.89
YB27357	WIND 8	WIND	5/9/1990	5/14/1990	12/31/2024	19.96
YB27358	WIND 9	WIND	5/9/1990	5/14/1990	12/31/2024	20.89
YB12670	WINE 1	WINE	12/3/1987	12/7/1987	12/31/2021	20.89
YB12671	WINE 2	WINE	12/3/1987	12/7/1987	12/31/2021	20.89

Table 4.1 (cont'd)

Grant Number	Claim Label	Claim Name	Staking Date	Recorded Date	Expiry Date	Area (ha)
YB12672	WINE 3	WINE	12/3/1987	12/7/1987	12/31/2021	20.89
YB12673	WINE 4	WINE	12/3/1987	12/7/1987	12/31/2021	20.89
YB12674	WINE 5	WINE	12/3/1987	12/7/1987	12/31/2021	20.89
YB12675	WINE 6	WINE	12/3/1987	12/7/1987	12/31/2021	20.89
YB12676	WINE 7	WINE	12/3/1987	12/7/1987	12/31/2021	20.89
YB12677	WINE 8	WINE	12/3/1987	12/7/1987	12/31/2021	20.89
YB38198	WOMP 1	WOMP	8/14/1993	8/17/1993	12/31/2021	18.52
YB38207	WOMP 10	WOMP	8/14/1993	8/17/1993	12/31/2021	18.60
YB38208	WOMP 11	WOMP	8/14/1993	8/17/1993	12/31/2021	20.89
YB38209	WOMP 12	WOMP	8/14/1993	8/17/1993	12/31/2021	18.60
YB38210	WOMP 13	WOMP	8/14/1993	8/17/1993	12/31/2021	20.89
YB38211	WOMP 14	WOMP	8/14/1993	8/17/1993	12/31/2021	18.60
YB38212	WOMP 15	WOMP	8/14/1993	8/17/1993	12/31/2021	20.89
YB38213	WOMP 16	WOMP	8/14/1993	8/17/1993	12/31/2021	17.57
YB38214	WOMP 17	WOMP	8/14/1993	8/17/1993	12/31/2021	20.89
YB38215	WOMP 18	WOMP	8/14/1993	8/17/1993	12/31/2021	20.89
YB38216	WOMP 19	WOMP	8/14/1993	8/17/1993	12/31/2021	20.89
YB38199	WOMP 2	WOMP	8/14/1993	8/17/1993	12/31/2021	12.08
YB38217	WOMP 20	WOMP	8/14/1993	8/17/1993	12/31/2021	20.89
YC18040	WOMP 24	WOMP	7/22/1999	7/27/1999	12/31/2020	2.28
YC18041	WOMP 25	WOMP	7/22/1999	7/27/1999	12/31/2020	2.28
YC18042	WOMP 26	WOMP	7/22/1999	7/27/1999	12/31/2020	2.28
YC18043	WOMP 27	WOMP	7/22/1999	7/27/1999	12/31/2020	2.28
YC18044	WOMP 28	WOMP	7/20/1999	7/27/1999	12/31/2020	2.28
YC18045	WOMP 29	WOMP	7/20/1999	7/27/1999	12/31/2020	2.28
YB38200	WOMP 3	WOMP	8/14/1993	8/17/1993	12/31/2021	20.89
YB38201	WOMP 4	WOMP	8/14/1993	8/17/1993	12/31/2021	20.89
YB38202	WOMP 5	WOMP	8/14/1993	8/17/1993	12/31/2021	20.89
YB38203	WOMP 6	WOMP	8/14/1993	8/17/1993	12/31/2021	20.89
YB38204	WOMP 7	WOMP	8/14/1993	8/17/1993	12/31/2021	20.89
YB38205	WOMP 8	WOMP	8/14/1993	8/17/1993	12/31/2021	18.60
YB38206	WOMP 9	WOMP	8/14/1993	8/17/1993	12/31/2021	20.89
YB12678	WON 1	WON	12/3/1987	12/7/1987	12/31/2021	20.89
YB12679	WON 2	WON	12/3/1987	12/7/1987	12/31/2021	20.89

Table 4.1 (cont'd)

Grant Number	Claim Label	Claim Name	Staking Date	Recorded Date	Expiry Date	Area (ha)
YB12680	WON 3	WON	12/3/1987	12/7/1987	12/31/2021	20.89
YB12681	WON 4	WON	12/3/1987	12/7/1987	12/31/2021	20.89
YB12682	WON 5	WON	12/3/1987	12/7/1987	12/31/2021	16.98
YB12683	WON 6	WON	12/3/1987	12/7/1987	12/31/2021	20.89
YB12684	WON 7	WON	12/3/1987	12/7/1987	12/31/2021	11.36
YB38172	WON 8	WON	7/22/1993	7/28/1993	12/31/2020	2.05

Table 4.2 lists the Placer Claims in Whitehorse Mining District, Yukon that are subject of this report. Hartley and Associates holds 100% ownership of the claims.

Table 4.2
Placer Claims
Whitehorse Mining District

Grant Number	Claim Label	Claim Name	Staking Date	Recorded Date	Expiry Date	Area (ha)
P 50702	CEE 1	CEE	9/1/2010	9/7/2010	12/1/2019	9.11
P 50703	CEE 2	CEE	9/1/2010	9/7/2010	12/1/2019	9.13
P 50704	CEE 3	CEE	9/1/2010	9/7/2010	12/1/2019	9.15
P 32892	GAT 1	GAT	7/7/1992	7/9/1992	12/1/2019	8.14
P 32901	GAT 10	GAT	7/7/1992	7/9/1992	12/1/2019	9.28
P 32893	GAT 2	GAT	7/7/1992	7/9/1992	12/1/2019	7.19
P 32894	GAT 3	GAT	7/7/1992	7/9/1992	12/1/2019	9.91
P 32895	GAT 4	GAT	7/7/1992	7/9/1992	12/1/2019	8.65
P 32896	GAT 5	GAT	7/7/1992	7/9/1992	12/1/2019	7.99
P 32897	GAT 6	GAT	7/7/1992	7/9/1992	12/1/2019	8.05
P 32898	GAT 7	GAT	7/7/1992	7/9/1992	12/1/2019	7.50
P 32899	GAT 8	GAT	7/7/1992	7/9/1992	12/1/2019	7.98
P 32900	GAT 9	GAT	7/7/1992	7/9/1992	12/1/2019	9.28
P 25744	LEY 7	LEY	8/6/1983	9/8/1983	12/1/2019	15.79
P 25745	LEY 8	LEY	8/6/1983	9/8/1983	12/1/2019	22.55
P 25746	LEY 9	LEY	8/6/1983	9/8/1983	12/1/2019	9.10
P 47431	PAT 16	PAT	8/23/2005	8/25/2005	12/1/2019	9.28
P 47432	PAT 17	PAT	8/23/2005	8/25/2005	12/1/2019	9.28
P 47433	PAT 18	PAT	8/23/2005	8/25/2005	12/1/2019	9.28

Table 4.2 (cont'd)

Grant Number	Claim Label	Claim Name	Staking Date	Recorded Date	Expiry Date	Area (ha)
P 47434	PAT 19	PAT	8/23/2005	8/25/2005	12/1/2019	9.28
P 47435	PAT 20	PAT	8/23/2005	8/25/2005	12/1/2019	9.28
P 47436	PAT 21	PAT	8/23/2005	8/25/2005	12/1/2019	9.28
P 25663	TIG 1	TIG	7/8/1983	7/18/1983	12/1/2019	23.21
P 25664	TIG 2	TIG	7/8/1983	7/18/1983	12/1/2019	23.21
P 25665	TIG 3	TIG	7/8/1983	7/18/1983	12/1/2019	8.37

The Quartz Mining Act and Quartz Mining Land Use Regulations guide mineral exploration and development in Yukon, and activity is regulated by the Yukon Government. For full details on the rights and responsibilities of Quartz Claim holders, these documents should be consulted. Some information from the Quartz Mining Act is summarized below.

In the Yukon, any person 18 years of age or older may enter available land for mining purposes to locate a claim, prospect and mine minerals. A duly registered claim gives the holder the right to enter and explore for and exploit minerals, as a chattel interest, from year to year if conditions are met. A full-sized Quartz Claim is a rectangular plot not more than 1,500 ft by 1,500 ft (457.2 m) in size. Claims are physically staked on the ground by means of legal posts and affixed tags, and a location line. Claims for iron or mica are issued somewhat differently than for Quartz Claims. Assessment work must be performed within one year of the claims being granted, or a cash payment in lieu (C$ 100 per claim per year). Up to 750 contiguous claims may be grouped, allowing the work performed to be distributed to any or all the claims in that group. Quartz leases are typically applied for in production situations for a term of 21 years with a single renewable 21-year term, subject to conditions.

The Quartz Claims comprising the Property overlie Placer claims, mainly on Swamp, Soya, and Kenyon creeks, as well as a creek locally referred to as the Hartley creek. The Quartz and Placer claims owned by Hartley and Associates are included in the September 20, 2017 Claim Purchase Agreement. Third parties including: I. and K.L. Warrick, K.J. Mulloy, and A. Rich are owners of other Placer claims on the Property, chiefly on Swamp and Soya Creeks. Moose Horn Exploration Ltd. Partnership hold a Class 4 Placer Mining Land Use Permit (expiring 30 September 2018) over parts of Swamp and Soya Creek drainages. It is not expected that there will be any conflicts between placer mining (if it takes place) and exploration on the Property by MHM. Additionally, Mr. Glen Hartley holds a class 4 Placer Mining Land Use Permit (expiring 08 September 2021), and a Water License (# PM16-005) over the Moose Horn tributary of Swamp Creek and including the Ley 7-9 and Cee 1 Placer Claims. These claims are

part of the Property agreement. It is not known whether these claims are being actively mined or if mining is planned.

5 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

5.1 TOPOGRAPHY, ELEVATION AND VEGETATION

The Property lies largely on the western flank of the Moose Horn Range adjacent to the International border with the U.S.A, as shown on Figure 5-1. The general topography is of sinuous flattened to rolling ridges with moderately incised V-shaped stream valleys. Larger streams such as Scottie and Swamp creeks have flat valley bottoms several hundreds of metres wide. The elevation on the Property varies from 640 m above sea level (asl, or 2,100 feet asl) in the Scottie Creek valley to 1,311 m asl (4,300 feet) in the northeast near the crest of the Moose Horn Range.

Vegetation above about 1,200 m asl is dominated by 1 m to 2 m high dwarf birch and some spruce. Below 1,200 m, spruce is common on west and north-facing slopes, with birch and aspen dominating the east and south-facing slopes (Ritcey and Sears, 2001). Willow and alder are common along the stream valleys, along with marsh and muskeg.

Permafrost is widespread but discontinuous, being most common on north-facing slopes (Ritcey and Sears, 2001).

5.2 PROPERTY ACCESS AND PROXIMITY TO POPULATION CENTRES

The Property is situated along the border of Yukon with Alaska, USA, about 80 km north of Beaver Creek and 140 km SSW of Dawson City, Yukon. There is an airstrip located just northeast of the Property along Kenyon Creek, in marginal condition (Schulze, 2017) as shown on Figure 5-1. A second, 700 m gravel airstrip is located 6.4 km further northeast at the Kate Creek placer camp and is in good condition (Schulze, 2017). Winter road access is available (with Government permit) from two routes leaving the Alaska Highway: one from just east of the border (66 km in length) and another from 25 km west of the border (starting within Alaska, 43 km; Ritcey and Sears, 2001). The locations of these access roads are not shown on Figure 5-1 as they are not available in the public domain.

Within the Property are a network of gravel roads and tracks, allowing access by four-wheel drive vehicles and/or ATVs. The northern and southern parts of the Property have generally poorer access; however, helicopter or foot access is possible to virtually all parts of the Property.

Dawson City (2016 population 1,375) is the closest major center with a range of services. Dawson City has bulk fuel dealers, grocery and accommodations, an available skilled

workforce, and government services including Mining Recorder for the Dawson Mining District (Schulze, 2017). Dawson City has all weather road access via Highway 2, and scheduled air service, to the Yukon capital city Whitehorse (2016 population 25,085). The settlement of Beaver Creek (2016 population 93), on the Alaska Highway (Highway 1), has accommodation services but limited grocery and hardware suppliers (Schulze, 2017).

5.3 CLIMATE

The climate is subarctic continental with short warm summers and long cold winters. Climate data from Wikipedia (www.wikipedia.org) lists daily mean temperatures at Beaver Creek (elevation 650 m asl) of 14.1°C in July and -25.2°C in January. Average annual precipitation is 417.3 mm, with most of that falling as rain in June (72 mm) and July, the wettest month (101 mm). Average yearly snowfall is 117.9 cm, with the largest snowfalls typically occurring in October and November. In general, fieldwork can proceed from late May until late September (Schulze, 2017). Drilling can occur year-round if water supply lines can be prevented from freezing.

5.4 INFRASTRUCTURE

There is equipment, material and camp structures on site, which includes a tool shack, three bunk houses, a core shack, a sea can, eight fuel tanks varying in capacity from 2,000 US gallons to 10,000 US gallons, and three F250 trucks. There are roads on site.

6 HISTORY

Since 1970, the Property and immediately surrounding area has been the target of gold exploration, small-scale mining of gold bearing quartz veins from surface trenches and extraction of placer gold from nearby stream beds. The following is summarized chiefly from the Yukon government MINFILE entry for Moose Horn, MINFILE #115N 024 (data.geology.gov.yk.ca/Occurrence/14459; accessed March 11, 2018):

6.1 PERIOD 1970 TO 1982

In 1970, gold was discovered on the Property by Quintana Minerals Corporation Ltd., who carried out prospecting and geochemical sampling. A. Harman and R.S. Adamson re-staked the ground in 1972 and dug hand trenches and staked additional ground. In 1974, the ground was re-staked by Great Bear Mining Ltd. An EM-16 geophysical survey was performed, followed by geological mapping, geochemical sampling, and bulldozer trenching. Nineteen holes (totaling 696.2 m) were drilled in 1975. Great Bear Mining Ltd. changed its name to Aries Resources Ltd. in 1977. A small shipment of gold ore was made to the smelter in Trail, BC in 1980, but it is not known exactly where this material originated. Most probably it was from the M Vein, which lies on ground just east of the Property boundary.

Claymore Resources Ltd. (Claymore) acquired claims covering part of the Property in 1975 from J.M. Kenyon, who discovered high auriferous quartz veins (including the M Vein, now part of Provenance Gold Corp.'s ground) on the summit of Moose Horn Range the year before. Claymore carried out geological mapping, geochemical sampling, geophysical surveying, hand trenching; and drilled 18 holes (624.8 m). Quartz vein float from the head of Kenyon Creek, which is known as Discovery Creek in older reports, assayed up to 10.6 g/t Au. This sample would likely be from the current Provenance Gold Corp. (Provenance) east of the Property. Claymore tested the Kenyon Creek placer deposits with 32 rotary circulation (RC) holes (315.8 m) in 1975. Claymore undertook placer mining on Kenyon Creek in 1976-77 and produced 60.185 kg of gold, of about 700 fineness, from 9,175 m^3 of material. Several other companies staked claims in the general area in 1975.

6.2 PERIOD 1982 TO 1996

By 1983, several of the claims were re-staked by A. Mark, I. Warrick and B. Preston. I. Warrick's claims just northeast of the current Property (current Provenance ground) were trenched in 1984. The Yukon MINFILE entry for the Moose Horn occurrence reports that in 1986, hand mining operations produced about 20 tonnes of ore which reportedly assayed about 140 g/t Au. There is no record of which vein or veins were mined.

Warrick and K. Robertson (Moose Horn Exploration Program Limited Partnership) identified several gold-bearing quartz veins during their placer operations on Kenyon and Swamp creeks (Warrick and Robertson, 1988). Canada Tungsten Mining Corp. were also active in placer mining on Swamp and Soya creeks in the late 1980s. Currently Moose Horn Exploration Program Limited continues placer mining on the east side of Moose Horn Range at Great Bear Creek and Roo Pup. Placer operation on the Hartley creek tributary of Swap Creek continued production at least until 1999.

G. Hartley staked several claims in 1983 (the Git claims) and more in 1986-87 that included some of the Property claims (Rag, Wine, and Won claims). Hartley and Associates conducted prospecting and geological surveys in 1988. G. Almberg acquired the Git and Rag claims in 1988. G. Hartley added the Now and Wind claims in 1990 and did some prospecting and soil sampling. Hartley and Associates and Almberg partnered and staked the Fox, See, Say and Womp claims in 1992 and 1993. In 1993, trenching and drilling of 32 RC holes (337 m) were completed on the Red, Ran, Git, Well, Won and Wine claims. In 1993, trenching on the Git 6 Claim uncovered a mineralized vein and associated alteration over 300 m long and open at both ends. This structure later came to be known as the Hartley Creek Prospect that encompasses one of two mineral resource areas that are described in Section 14. The historical gold exploration of material impact to the Hartley Creek Prospect resource estimates are outlined in Section 9.

In 1994, Hartley and Associates carried out soil geochemical sampling, bulldozer trenching, and drilled 10 percussion drill holes (118.9 m). In July 1994, Sikanni Oilfield Construction Ltd. (Sikanni) entered into an agreement with Hartley and Associates and G. Almberg to develop veins located on the Ran, Red and Rag claims. Sikanni constructed a 20 tonne per day mill and mined and stockpiled about 450 tons of material from the V1 Vein. Several test runs failed to recover expected amounts of gold. But one run of about 24 tons of ore yielded about 2,300 pounds of sulphide concentrate that included considerable free gold and assayed 1476 g/t Au. In May 1995, the 450-ton stockpile was sent to Westmin Resources Ltd. mill in Stewart, BC. The average grade was reported as 41.1 g/t Au, although the shipment included about 30% wall rock contamination.

Bulldozer trenching exposed the V2 Vein several hundred metres west of the V1 Vein. Mining in the V2 Vein area came to be known as Swede Pit. This mining area also known as the Swede Pit Prospect encompasses one of two mineral resources areas described in Section 14. The historical exploration of material impact to Swede Pit Prospect mineral resource estimates are outlined in Section 9.

In 1995, Sikanni mined about 1,450 tons from the V1 Vein and 550 tons from the V2 Vein. This ore was milled on site and yielded about 1,300 crude ounces of free gold and 24 tons of concentrate. Stripping continued in the areas containing V1, V2 and V3 veins during this period.

Sikanni staked the Ran 5-6 fractional claims in 1995, as well as carrying out VLF-EM surveys, geological mapping and trenching. The VLF-EM survey outlined four anomalies, three of which were known to correspond to veins. In 1996, Sikanni mined 1,800 tonnes of ore from several veins and recovered 1,100 crude ounces of gold. Mining was suspended at the end of the season due to high stripping ratios, and the mill was dismantled. Sikanni continued to carry out placer mining on sections of Swamp, Kenyon and Soya creeks between 1990 and 1996.

Altogether Sikanni recovered over 3,200 ounces of gold from the veins at Swede Pit. An estimated 54,000 ounces of placer gold, of fineness about 700, was recovered from streams on the west side of Moose Horn Range.

6.3 PERIOD 1996 TO PRESENT

In 1996 Barramundi Gold Ltd. (Barramundi) optioned most of the claims in the SW corner of UTM map sheet 115N 02, including the Property area. The main vendors were Sikanni, Hartley and Associates and Moose Horn Exploration Ltd. Barramundi carried out geological mapping, soil and rock geochemical sampling, water sampling, trenching, and drilling. In addition, 859-line km of helicopter-borne magnetic surveys were flown. Their soil geochemical survey outlined a 2,000 m by 1,000 m anomalous area with Au in soil values up to 700 ppb in the V2 Vein area. The magnetic survey identified northeast-trending magnetic lows interpreted to be possible fracture or dilation zones, as well as a large north-trending structure.

In 1998, Barramundi staked the Wind claims on the NE margin of the Property, and completed soil and tailings sampling, geophysical surveys and drilled four holes (214 m) at Swede Pit occurrence. Barramundi drilled 22 holes (550 m) in 1999 to assess the dip and strike extension of the V2 Vein at the Swede Pit. In addition, they completed regional and grid soil sampling, trenching, and 53 line-km of ground IP survey.

In 1999, Barramundi began a joint venture with Newmont Exploration of Canada Ltd. (Newmont). Twelve diamond drill holes (2,100 m) tested geochemical and geophysical anomalies across the Property. Newmont also staked some claims including Womp, Ran, Well and Wind claims; some of which remain as fractional claims in the Property configuration. The Barramundi-Newmont geochemical survey identified a large 3 km by 8 km Au + As in soil anomaly named the 141 Zone, partly covered by the current Wind and Win claims in the northern part of the Property. In addition, excavation was carried out via a Caterpillar 225 excavator, to expose the V1, V3, and SC-1 Veins; channel or panel samples of the veins and associated alteration were taken at intervals of 5 m to 8 m along the length of the faces.

In 2000, Newmont flew a helicopter-borne magnetic survey, performed soil geochemical sampling and prospecting, and drilled six widely-spaced holes (1,753 m) mainly on the 141 Zone, targeting

geochemical and geophysical anomalies. The best intersection in this area was 1.08 g/t Au over 0.20 m. Soil sampling extended the 141 Zone north and south, and many geochemical anomalies were found to coincide with previously identified northeast-trending magnetic lows. Later in 2000, Newmont terminated the joint venture with Barramundi.

Barramundi also completed a diamond drill program in 2000, which involved the drilling of five diamond drill holes with a heli-portable diesel-hydraulic rig (Major/JTT 20 type) that utilized NQ2 size (2" inner diameter) in the 141 Zone. The Geological Survey of Canada, also in 2000, contracted an airborne magnetic and gamma surveys in 2000 over the southwest part of the Stewart River map area (Shives et al., 2001). In late 2002, Barramundi changed its name to PacRim Resources Ltd. and returned the Property to the vendors, including Hartley and Associates.

In 2005, Mountain Rio Resources (MRR) optioned the Property and conducted field work 2006 and 2007 core drill program and other exploration activities. Drilling included 25 diamond drill holes (3,738 m) that tested the Hartley and Swede Pit prospects (Kluczny, 2007).

In 2007, MRR as part of an option agreement with Hartley and Associates, collected rock and stream sediment samples, and drilled 12 holes (2,805 m) at the Swede Pit (Kassos and Kluczny, 2008). Drill pads were constructed using a D7 bulldozer, and drilling was completed using a skid-mounted Longyear 38 drill. The core was geologically logged on-site by Dahrouge Geological Consulting, who also oversaw the sample selection, splitting, and bagging, and authorized sample shipment. Samples were transported by air to Edmonton, and then by ground to Calgary for analyses at Loring labs. Following splitting of the core and sample selection, the remainder of the core was racked on site for long term storage.

In 2009 and 2010, claims that partly cover the NW part of the Property were staked by Ryanwood Exploration, who subsequently collected soil geochemistry samples, and optioned the Property to Aldrin Resource Corp. (now Power Metals Corp.). Aldrin drilled nine holes (1,341 m) to test previously identified geochemical anomalies.

In 2017, MHM initiated agreements with Hartley and Associates to acquire the Property that is to include all claims, permits, and associated infrastructure, fuel and equipment currently on site.

6.4 AVAILABLE HISTORICAL EXPLORATION DATA

Figure 6-1 outlines the drill hole collar locations and surface sample locations from available exploration data. Table 6.1 provides a summary of the historical exploration drilling on the Property and immediately surrounding area. Figure 6-2 illustrates the results of the aeromagnetic survey undertaken by Newmont in 2000 that cover the entire extent of the Property.

Table 6.1
Summary of drilling on Property and Immediate Area

Year	Operator	Drill Type	Number of holes and metres	Areas / Prospects	Significant Results
1975	Great Bear Mining Ltd.	ddh	19 (696.2)	Former DEA claims	7.49 opt Au over 6 in in ddh 16; 3.62 opt Au, 8.75 opt Ag over 6.5 in in ddh 5 (Morin, 1977)
1975	Claymore Resources Ltd.	RC ddh	32 (315.8) 18 (624.8)	Kenyon Creek M Vein, A Vein (off current Property)	ddh results in holes 2,3,8 at M Vein averaged 0.15 opt Au over 4 ft (Morin, 1977)
1993	Hartley - Almberg	RC	36 (337)	Red, Ran, Git, Rag, Well, Won, Wine et al. Claims	13 of the holes yielded greater than 600 ppb Au over 1.5 m. Up to 1544 ppb over 3 m.
1994	Hartley & Associates	Perc.	10 (118.9)	Womp 15-18, 7-10 claims	Holes 94-1 to 94-4 had anomalous gold, up to 6667 ppb Au over 3 m
1998	Barramundi Gold Ltd.	ddh	4 (?)	Swede Pit	Hole LL98-2 returned 34.58 g/t Au over 0.25 m
1999	Barramundi Gold Ltd.	ddh	22 (550)	Swede Pit (V2 Vein)	386.6 g/t Au over 0.66 m
1999	Barramundi Gold Ltd. - Newmont	ddh	12 (2,100)	Various geochemical anomalies	47.7 g/t Au over 0.20 m 500 m south of Swede Pit
2000	Newmont	ddh	6 (1,753)	141 Zone, and down dip test of V3 Vein (LL00-1)	LL00-1 yielded 2.21 g/t Au over 0.2 m and 5.36 g/t Au over 0.31 m in two separate vein intersections
2006	Mountain Rio Resources Inc.	ddh	25 (3,738)	Hartley & Swede Pit	MR06-07: several Au & Ag intersections, 2.08 g/t Au and 62.03 g/t Ag over 1.48 m; 1.67 g/t Au over 1.11 m; 1.25 g/t Au over 0.96 m.
2007	Mountain Rio Resources Inc.	ddh	12 (2,805)	Swede Pit	MR0623: several Au intersections: 4.5 g/t over 0.24 m, 1.133 g/t over 0.37 m, and 1.266 g/t over 0.15 m.

ddh= Diamond Drill (Core) Hole; RC= Reverse Circulation, Perc.= Percussion

6.5 HISTORICAL MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

There have been no previously reported mineral resource and mineral reserve estimates on the Property. Indicative calculations of average grades and potential in situ grams of gold and silver in the Hartley Creek Prospect and gold in the Swede Pit Prospect are presented in Kassos and Kluczny (2008).

7 GEOLOGICAL SETTING AND MINERALIZATION

7.1 REGIONAL GEOLOGY

Regional geology presented herein is mainly summarized from Schulze (2017). The Property lies within the Yukon-Tanana Terrane (YTT) of the North American cordillera that includes the Tintina Gold Belt. Figure 7-1 illustrates the location of the Property in relation to the regional geologic setting described below.

The YTT comprises mid-Paleozoic to mid-Mesozoic continental arc assemblages emplaced upon a neo-Proterozoic to Lower Paleozoic continental basement (Mortenson, 1992; Selby et al., 1999). YTT lithologies are variably deformed metamorphic rocks including: felsic orthogneiss, pelitic and quartzofeldspathic paragneiss, quartzofeldspathic schist, and mafic to felsic metaplutonic to metavolcanics rock (Templeman-Kluit, 1974; Mortenson, 1992; Hart and Langdon, 1998). The YTT was accreted onto the North American craton from mid-Permian to Triassic time, and its northeast boundary is today fault-bounded by the Tintina Fault Zone (TFZ).

Arc-related intrusive suites of the YTT range in age from late Triassic to early Tertiary. The Tintina Gold Belt is an arcuate zone of 110-70 million year (Ma) granitic to dioritic intrusions that extend from southwest Alaska into the Yukon-BC border area near Watson Lake, YT. Individual intrusions within this belt are associated with the majority of intrusion-related gold deposits in central Yukon and Alaska.

At a more local scale, the Property and surrounding district is underlain by the 110-112 Ma Dawson Range Batholith (DRB) a 300 km northwest-elongate, grossly sill-like intrusion within the YTT, and part of the Whitehorse-Coffee Creek intrusive suite. The Whitehorse-Coffee Creek suite of intrusions are calc-alkaline, peraluminous to slightly metaluminous, predominantly I-type and probably crystallized from crustal-contaminated mantle-derived melts (Selby et al., 1999; Mortensen et al., 2000; Joyce, 2002). Casselman (1999) recognized three phases to the DRB: early foliated hornblende (+/- biotite) granodiorite to quartz-dioritic phase; massive, equigranular to porphyritic biotite-hornblende granodiorite and quartz-monzonite plutons; and late granodiorite and quartz-diorite porphyry dykes and plugs.

The DRB is roughly orogen-parallel and may be arc-related, although crustal contamination has prevented a definitive understanding of its tectonic setting (Mortenson, 1992; Selby et al., 1999; Mortensen et al., 2000; Aleinikoff et al., 2000). Mortensen et al. (2000) interpreted it as being emplaced in a continental magmatic arc environment.

The DRB lies roughly along the northern boundary of Devonian metaclastic to migmatitic paragneiss of the Scottie Creek Formation and with the southwestern boundary the Carboniferous to Permian Klondike Schist, which consists of meta-pelitic and meta-volcanic rocks marked by chloritic quartzite and quartz-muscovite-chlorite schist (Gordey and Makepeace, 2001). The Klondike Schist is intercalated with Neoproterozoic to Devonian Snowcap Assemblage of metaclastics and quartzites, as well as Permian Sulphur Creek Group of potassium feldspar-augen orthogneiss and granitic orthogneiss. Northeast of the DRB, fault-bounded packages of Upper Cretaceous Carmacks Group rhyolite to dacite, with local basal clastic strata, occur within the YTT.

South of the DRB, the Scottie Creek Formation lies in contact with Devonian – Mississippian White River Formation felsic meta-igneous rocks. To the southeast, the DRB is overlain by localized areas of Paleocene to Eocene Rhyolite Creek Group intermediate to mafic volcanic rocks.

7.2 REGIONAL STRUCTURAL GEOLOGY

Regional structural geology presented herein is mainly summarized from Schulze (2017).

The dominant structural grain of the region is northwest, parallel to the boundary of the YTT. The Tintina Fault Zone (TFZ) is a major transpressional fault zones at the boundary of the YTT with the ancient North American craton, northeast of the Property. The TFZ features 450 km of documented dextral offset.

About 110 km south of the Property, the Shakwak Fault (also known as the Denali Fault) marks the southwestern boundary of the YTT. A series of accreted terrane slivers, separated by transpressional faults, lie southwestward toward the Alaska coast. Modern seismic activity increases towards the southwest, related to the successively more recent collisions of these accreted terranes.

The Big Creek Fault lies at the northeast boundary of the DRB. It is a west-northwest striking dextral strike slip fault (Johnston et al., 1996).

At a district scale, two additional lineation orientations are apparent, marked by drainages, remote-sensed imagery and regional airborne surveys data. One is roughly northward, indicated by drainages, particularly Lesaux (Claymore) Creek east of the Moose Horn Range; and the North Ladue River north of the range. The other lineation direction is northeast, marked by smaller drainages including Kate Creek and Great Bear Creek. Casselman (1999) identified north-trending lineaments as faults and stated that northeast and northwest trends may be related splay structures.

Joyce (2002) described two north-trending magnetic anomalies outlined by regional aeromagnetic surveys: one linear magnetic high was interpreted as a dyke extending north from Kate Creek, and a linear magnetic low extending north from the headwaters of Kenyon Creek was interpreted as a fault. Schulze (2017) noted that government regional airborne magnetometer surveys (first vertical derivative data; Shives et al. (2001)) indicated NNW trending high lineations, including ones that extend from Kenyon Creek headwaters and Kate Creek. The westernmost linear high identified by Schulze (2017) abuts the linear magnetic low mentioned by Joyce (2002).

7.3 PROPERTY GEOLOGY

Property geology descriptions are taken from Joyce (2002). The Property is underlain almost entirely by Dawson Range Batholith lithologies that are described in detail by Joyce (2002) whose Master of Science (MSc.) thesis included studying the geologic setting, nature and structural evolution of intrusion-hosted Au-bearing quartz veins in the immediate area of the Property. The thesis includes mapping and description of Moose Horn Range granodiorite (MRG; as named by Joyce, 2002), as well as granodioritic and granitic dykes and plugs; aplite, felsite and mafic dykes; and rare gneissic country rock (Joyce, 2002). Granodioritic rocks predominate; these are hornblende and/or biotite bearing, massive to foliated and commonly porphyritic. The Property surface geology and locations of gold-bearing quartz veins as mapped by Joyce (2002) are illustrated in Figure 7-2 and Figure 7-3.

Moose Horn Granodiorite

The Moose Horn Granodiorite (MRG) underlies most of the Property and is the main host of gold-bearing quartz veins discovered to date. It comprises mainly massive hornblende-biotite granodiorite, with phases of massive and foliated biotite +/- hornblende granodiorite and granite. Partially resorbed, oval-shaped porphyritic mafic enclaves, 1 cm to 2 m in size, are ubiquitous. Crystal size in all phases of MRG generally coarsens toward contacts with pegmatites, xenoliths, and enclaves.

Joyce (2002) estimated the modal mineralogy petrographically at 20-35% quartz, 25-45% plagioclase, 10-20% potassium feldspar, 10-15% biotite, 10% hornblende, and minor sphene, pyrite, magnetite, allanite, epidote and chlorite. The more granitic phases lack hornblende. Petrographic examination showed the quartz to be typically annealed or deformed. Feldspar crystals were typically concentrically zoned and intergrown with quartz in myrmekitic and granophyric textures. Potassium feldspars in some cases exhibited microcline twins (crosshatching) and/or perthitic textures. Retrograde reactions were evidenced by partial replacements of hornblende by biotite, biotite by chlorite +/- epidote, and weak to moderate sericitization of feldspars.

The MRG along the crest of the Moose Horn Range contains larger and more numerous enclaves and xenoliths than to the southwest. Crosscutting dykes, including pegmatites, are also more abundant here. The increase in xenoliths and pegmatities could indicate that the rocks along the crest of the Moose Horn Range were formed near the roof of the pluton (Joyce, 2002).

The MRG is dominantly massive but tectonic foliation was developed within shear zones and adjacent to foliated pegmatite dykes. Foliation dominantly strikes 330-360° and dips 50-90° east to northeast. Flow foliations, defined by aligned phenocrysts, were also observed in similar orientations (Joyce, 2002).

Foliation increases generally toward the west (oriented about 145°/70°SW; Morin (1977)) and locally mylonitic fabrics are developed (Joyce, 2002). Foliations may be defined by quartz, quartzofeldspathic and hornblende +/- biotite-rich bands or ribbons. Shear bands, quartz ribbons, and rotated porphyroclasts are common. Observed textures in thin sections supported ductile deformation (Joyce, 2002). On Kenyon Creek, two mylonitic foliations were observed: and earlier (D1) 150°/75°SW gneissic foliation grading to mylonite, dextrally offset by a later (D2) steeply WNW dipping mylonite shear zone (Figure 7; Joyce, 2002). Dextral shear sense at meso- and microscopic scales was confirmed for the D2 deformation (Joyce, 2002).

Because of modal mineralogy differences, Joyce (2002) proposed that the mylonitic granodiorite west of Kenyon Creek might represent a distinct phase of the MRG.

Dykes

A number of various dykes crosscut the MRG. Foliated porphyritic biotite granodiorite dykes are common southwest of Moose Horn Range. These are generally less than 15 m thick, and quartz and feldspar phenocrysts up to 1.5 cm comprise 10-30% of the rock volume.

Massive to strongly foliated porphyritic quartz diorite dykes are common in southeastern Moose Horn Range. These are a few metres to over 300 m wide. Those intruding the MRG southwest of Moose Horn Range are melanocratic and variably foliated. Phenocrysts of plagioclase, hornblende, biotite, and locally quartz, up to 1 cm in size, comprise 20-30% of the rock volume.

Siliceous felsite dykes up to 5 m thick are steeply dipping and strike east, NE, and north. They are fine crystalline and may contain up to 10% phenocrysts of quartz, potassium feldspar and biotite to 5 mm.

Aplite dykes crosscut other lithologies, except felsite dykes for which cross-cutting relationships were not observed. They are variably oriented, 2 cm to several m thick, and commonly include

pegmatitic phases at their margins. Composed primarily of potassium feldspar and quartz, they are massive to moderately foliated.

Leucocratic dykes or plugs of alaskite and quartz monzonite are common in the northwestern Moose Horn Range. Age relationships with MRG are not wholly understood.

Mafic dykes are the youngest intrusive phase present on the Property. These are 1 cm to tens of m in width, undeformed to locally foliated, and often have an irregular geometry. The thicker dykes are more commonly planar and generally strike south-southwest and dip moderately to steeply west-northwest. Lithologies include basalt and andesite locally with amygdules and/or phenocrysts, coarse-crystalline diorite, and lamprophyric minettes. Most mafic dykes are crosscut by quartz-carbonate veinlets.

Interpretations of structural geology of the Property are hampered by poor outcrop. The foliations observed in the MRG are likely the oldest deformation fabric present, having formed during or soon after emplacement (Joyce, 2002). Subsequent dextral deformation generated the steeply northwest dipping mylonite (D2) observed at Kenyon Creek. Brittle reactivation followed along some of these same orientations, possibly giving rise to several of the observed lineaments in modern stream drainages, as well as hosting mafic dykes (Figure 9). North trending structures have been identified southeast of Moose Horn Range and to the west in Alaska, but the timing of such structures (also evidenced by the north trend of Lesaux Creek) relative to other events is not known.

Brittle west-southwest directed compressional faulting postdates all ductile deformation in Moose Horn Range area and is related to shallowly east-northeast dipping brittle zones that host sheeted auriferous quartz veins that are the focus of exploration and development.

7.4 MINERALIZATION

7.4.1 Placer Gold

Placer gold was first discovered in the area by M. Kenyon in 1975, and mining commenced in 1976. Streams known to contain placer gold include: Kenyon, Swamp, Soya and Great Bear. About 54,000 ounces of gold has been recovered from placer operations on the west flank of Moose Horn Range (Joyce, 2002). Yukon Government records give a total of 65,640 ounces from the Moose Horn Range (including east-draining streams) between 1978 and 2015 (Schulze, 2017). Placer gold mineralization and resources will not be further considered in this report.

7.4.2 Lode Gold Quartz Veins

Mineralization on the Property comprises Au-bearing quartz veins in granodiorite. The mineral occurrence is known as Moose Horn, or Longline (Yukon MINFILE number #115N 024), comprising several named veins including V1, V2, V3, M, CR, Soya Creek (SC), Swamp Creek Pit, Git, Airstrip Pit, and veins in the Kenyon Creek area. Minor past production has come from the V1 and V2 veins that are on the Property, and the M Vein that is located outside of the Property boundary. The two main areas of interest on the Property include the V2 Vein at the Swede Pit Prospect and a quartz vein at the Hartley Creek Prospect. The locations of these two prospects are shown on Figure 7-3.

Historical production from surface trenches at the V1 and V2 veins at Swede Pit is estimated at about 3,200 ounces of gold. Average gold grades are approximately 30 g/t Au (Ritcey et al., 2000). The gold to silver ratio for Veins on the crest of Moose Horn Range (M Vein) outside the Property was 1.3, with a gold fineness of about 850 (Grieg, 1975). Silver is likely carried in the tetrahedrite (Joyce, 2002).

These veins mainly occur along north-northwest trends and dip shallowly to the east. The veins host both: a) micron-sized gold within sulphide minerals, and b) free gold with blebs up to 1-2 mm across. Both habits of gold occur in milky quartz veins and the immediately adjacent altered wall rock. Associated sulphide minerals include: arsenopyrite, sphalerite, galena, stibnite, with lesser boulangerite, pyrite, malachite and bornite. Quartz veins range from commonly a few cm to 1 m in width. Alteration consists of envelopes of quartz-sericite+/-carbonate+/-pyrite around the veins.

Joyce (2002) recognized four generations of quartz vein paragenesis on the Property. The earliest veins were the main lode gold veins; these are stacked, parallel and shallowly east-northeast dipping. These veins average about 15 cm and range from 1 cm to 1 m. A younger cross-cutting set of veins was observed at Swede Pit crosscutting the V2 Vein. These are steeply west-northwest dipping quartz veins 1-15 cm thick. These later veins have low gold grades, are generally rich in pyrite, and have higher Bi than the auriferous veins (Sears et al., 2000). A third vein type, recognized only in drill core are thin (0.5-5 cm) subvertical quartz-carbonate veins. The fourth type, generally found in the southern part of the Property, are 0.5-3 cm veinlets containing carbonate, amethyst, barite, clay, and drusy to comb-textured quartz.

Joyce (2002) studied several of the veins on the Property in detail, V1-V3 and SC-1 as shown on Figure 7-3, and her descriptions are used here:

The veins each comprise a set of white, parallel, shallowly east-dipping, discontinuous, lens-shaped veins, locally interconnected by subhorizontal, east-southeast striking, bridging dilatant

ore shoots (Joyce, 2002). Small (0.5-5 cm thick by 5-100 cm long) extensional offshoot veinlets, striking north-northwest and dipping 20-70° to the northeast, locally connect the main veins, but commonly taper and terminate within wall rock. The SC-1 Vein is different from the others in that it dips about 45° west.

Most marginal areas of the veins are sheared and may contain sheared lenses of fine-grained tourmalinite. Bull, comb, and vuggy quartz textures occur in the cores of the main veins and offshoots, often including sigmoidal and margin-parallel lenses of altered wall rock.

Vein outcrops are weathered with Mn oxide, scorodite, limonite and minor azurite and malachite. Post-vein brittle deformation including offsets, jointing and brecciation locally imparts fissile, crumbly and granulated texture to the quartz.

Vein mineralogy is typically quartz with minor calcite, tourmaline and muscovite gangue, and less than 5% metallic minerals including: galena, sphalerite, arsenopyrite, boulangerite, tetrahedrite, pyrite, scheelite, and native gold. Sulphide and sulphosalt minerals occur as fine to coarse-crystalline aggregates and also concentrated in discrete bands parallel to vein margins. These also occur in quartz vugs and along fractures within the veins, generally co-deposited with the quartz.

The native gold occurs as isolated grains <0.5-2 mm, as 0.1-0.8 mm inclusions and fracture fillings in sulphide and sulphosalt minerals, and less commonly as clusters of grains up to 6 mm across. Gold is spatially associated with sphalerite, arsenopyrite, and galena. Gold is also commonly found in rusty limonitic masses (after pyrite) in vugs. The gold, sulphides, and sulphosalts were deposited at the same time throughout vein formation (Joyce, 2002).

Alteration

Granodiorite hosting the veins underwent magnetite-destructive, muscovite-sericite, clay, pyrite and/or arsenopyrite, iron carbonate (ferroan dolomite mainly), and local chlorite and potassium feldspar alteration and hematite in vicinity of the veins (Joyce, 2002). The alteration envelopes may host gold mineralization; the average grade of altered granodiorite adjacent to the V2 Vein was 3.13 g/t Au (nine of 33 samples greater than 1.0 g/t Au; Sears et al., 2000). Alteration envelopes surrounding veins range from 1 to 100 cm in thickness; however, the envelope thickness does not correlate with vein thickness (Morin, 1977).

The zonation of alteration envelopes is subtle to indiscernible. Alteration mineralogy does not seem to depend on vein sulphide mineralogy or sulphide abundance. The only consistent zonation observed by Joyce (2002) was with arsenopyrite and pyrite, in that both species may be found directly adjacent to a vein, but beyond 4 cm from the vein only pyrite was present. In addition,

the most sulphide-rich zone in the envelope was between 2 and 4 cm distance from the vein margin.

Joyce's (2002) description of the zonation of alteration adjacent to the V3 Vein (Figure 7-3) from petrographic examination of a drill core intersection as follows:

> *0-2 cm from vein*: The vein margin is not linear but outlined by irregular wall rock minerals pseudomorphed by alteration minerals. Tourmalinization extends 5 mm into wall rock, muscovite-sericite-clay-carbonate-arsenopyrite alteration obscures original intrusive textures to within 2 cm of margin. Muscovite laths 1-2 mm long replace feldspars. Sericite alteration of plagioclase is pervasive and concentrated along twin planes. Biotite and hornblende are pseudomorphed by muscovite, clay and carbonate minerals, and sericite. Carbonate minerals are interstitial to the phyllosilicate minerals. Arsenopyrite crystal clusters are disseminated throughout.
>
> *2-5 cm from vein*: The phyllosilicate minerals are more finely crystalline. Carbonate mineralization is not as strong, occurring interstitially in the groundmass and as microcrystalline masses pseudomorphing feldspar. Arsenopyrite is finer crystalline but more abundant, comprising up to 5-10% of rock volume. Biotite and hornblende are replaced by relatively coarse-crystalline muscovite.
>
> *5-7.5 cm from vein*: There is local remnant feldspar, but biotite and hornblende remain entirely replaced by muscovite, sericite and clay. Fine crystalline disseminated pyrite and goëthite comprise 1-2% rock volume. Carbonate alteration is insignificant.
>
> *7.5-10 cm from vein*: There is partial to total replacement of feldspar, particularly plagioclase, by sericite and clay. Biotite is locally preserved or partially replaced by epitaxial chlorite. Hornblende almost entirely replaced by biotite, clay and chlorite. Carbonate is absent.

Structural Controls on Mineralization

Joyce (2002) identified that the vein features are consistent with brittle, shallow, reverse fault movement, with repeated dilation and precipitation (crack and seal textures). The veins have a ramp-flat style geometry. The main veins (the ramps) lie in the fault plane, and the lens-like shoots (flats) are in the orientation of dilation for a thrust system. Thrust direction was determined to be 240-260°, with up-dip displacement to the WSW (Joyce, 2002).

The SC-1 Vein, as shown on Figure 7-3, with its 45° W dip, was proposed to be a conjugate to the main set of shallow east-dipping veins, or possibly lying in a post-vein rotated fault block. Lack of outcrop prevented more definitive interpretations (Joyce, 2002).

The V1-V3 Veins illustrated on Figure 7-3 are located in the vicinity of N-NW dextral strike slip fault interpreted from aeromagnetic survey data, and specifically at a jog in the interpreted fault (Joyce 2002). The veins could have formed in shallow east-dipping brittle contractional faults that were associated with the Z-shaped jog on the interpreted dextral strike slip fault. The contemporaneous (by $^{40}Ar/^{39}Ar$ dating of muscovite) mylonites at Kenyon Creek (located north of the Property) could have formed in dextral Reidel shears associated with the main strike slip fault. Dextral, NNW trending strike slip faults are not widely recognized in west-central Yukon but there are some examples.

Joyce (2002) stated that the recognition of ramp flat geometries in the second- and third-order structures would be key to locating more of the veins similar to those exploited at Swede Pit. This requires an understanding of regional to local structures, which is hampered by the poor bedrock exposures.

Age of Mineralization

Joyce's (2002) work on geochronology brackets the age of the quartz veining and interpreted coeval mineralization. The V3 Vein crosscuts a 96.0+/-0.4 Ma felsite dyke giving a maximum age. The V3 Vein is itself crosscut by a 53.4+/- 1.7 Ma mafic dyke, giving a minimum age. Muscovite from within quartz veins or alteration envelopes were dated as well and Joyce (2002) interprets a 93-92 Ma age for episodic vein formation and gold mineralization.

Mineralizing Fluids

From fluid inclusion studies, the gold-bearing veins in the Moose Horn Range area were interpreted to form from aqueous and aqueous-carbonic fluids with moderate salinities, which were equivalent to 10 weight % NaCl (Joyce, 2002). Most homogenization temperature determinations were between 220°C and 300°C. Fluid pressure determinations corresponded to depth of formation of 5-7 km, consistent with mesothermal gold deposits (i.e., orogenic gold deposits). The coexistence of both CO_2-rich and H_2O rich inclusions were interpreted as indicating fluid immiscibility; which is a potential mechanism for gold deposition (Joyce, 2002).

The source of the mineralizing fluids, and hence the genesis of the gold mineralization, is unknown. Lead isotope data suggests that the MRG (granodioritic host rock) was not directly involved in the mineralizing event, and the granodiorite was simply a passive host for the mineralized quartz veins (Joyce, 2002).

8 DEPOSIT TYPES

The characteristics of the mineralization found to date on the Property; that is, the Moose Horn Property (previously known as the Longline Property) area includes the Swede Pit, are most indicative of an orogenic gold deposit (OGD) type; mesozonal sub-type (Groves et al., 1998). An intrusion-related gold (IRG) deposit-type can be disregarded, even though the veins are hosted within intrusive rocks, and that the Property lies within the broadly described Tintina Gold Belt, which is the type area for IRG deposits. Hart and Goldfarb (2005) and Goldfarb et al. (2007), among others, outlined several discriminatory factors to distinguish IRG from OGD. While the mineralization discovered on the Property is uncommon for OGD in that it is hosted within intrusive rocks, the Moose Horn Range granodiorite (MRG) is an oxidized, magnetite series intrusion, rather than the reduced, ilmenite-series intrusions favoured by IRG deposits. Importantly, Joyce (2002) showed through isotopic evidence that the host granodiorite is not related to the vein mineralization.

Other intrusion hosted gold deposits in the region, not allied with IRG deposits, occur east of the Property in the Coffee Creek district. The Kona zone at the Goldcorp's Coffee Project is an example (Buitenhuis, 2014). The Sugar Prospect, east of the Coffee Project is another intrusion-hosted auriferous quartz vein occurrence hosted in Dawson Range Batholith (Lee, 2017).

8.1 OROGENIC GOLD DEPOSITS

Orogenic gold deposits (OGD) comprise epigenetic hydrothermal gold deposits formed in various (generally metamorphosed and most commonly greenschist grade) host rocks at a range of depths with a temporal and spatial association with orogenic belts. Groves et al. (1998) described gold-bearing veins genetically related to compressional to transpressional deformation at the convergent plate margins in accretionary or collisional orogens, where rocks have been added to continental margins. Subduction-related thermal events subsequently and episodically raise thermal gradients within the accretionary rocks to drive hydrothermal fluid migration. The resulting gold-bearing quartz veins are emplaced over a broad depth range for hydrothermal ore deposits. The temporal and spatial association of this deposit type with orogeny suggested the term OGD. Most of the ores are post-orogenic with respect to tectonism of their immediate host rocks but are simultaneously syn-orogenic with respect to ongoing deep-crustal, subduction-related thermal processes (Groves et al., 1998). OGD are subdivided into epizonal, mesozonal and catazonal, based on depth of formation.

The OGD often feature relatively larger quartz veins, up to 1 km or more in length by several m wide. The deposits are typically hosted in regionally metamorphosed rocks, but often spatially associated with igneous intrusions. There is not generally any associated hornfels, skarn, or

contact metamorphism, however. Instead, the ore fluid paths are associated with major deep-seated crustal structures, and the sites of deposition (i.e., veining) are generally second or third-order structures associated with the major structure, and most especially at jogs on the main fault trend. These features have been illustrated at the Property by Joyce (2002) and others.

The actual gold and hydrothermal fluid source is unknown and contentious. Metamorphic fluids are often invoked, as are deep crustal/mantle sources, residual heat derived from large slowly cooling batholiths and intrusions not visible in surficial outcrop or core.

9 EXPLORATION

There has been no exploration undertaken on the Property by the issuer.

10 DRILLING

There has been no drilling undertaken on the Property by the issuer.

11 SAMPLE PREPARATION, ANALYSES AND SECURITY

Chemex Labs Ltd. (Chemex), based out of Vancouver, British Columbia, completed the analytical work for Barramundi in 1996. The Author does not have information about the sample preparation methods and quality control measures employed before dispatch of the samples to the analytical laboratory. The analyses completed included fire-assay (FA), atomic absorption spectrometry (AAS), and inductively coupled plasma (ICP) / inductively coupled plasma mass spectrometry (ICP-MS). The Author could not verify if Chemex was certified by any standards association in 1996; however, the Author believes that Chemex was an independent from Barramundi. Chemex provided signed certificates for the analyses.

Northern Analytical Laboratories Inc. (NAL), based in Whitehorse, Yukon, performed analyses for Barramundi in 1998. The Author does not have information about the sample preparation methods and quality control measures employed before dispatch of the samples to the analytical laboratory. The analyses completed for gold included metallic fire assay, where free gold grains were screened out of the pulp and analyzed separately. Arsenic content was determined by AAS. NAL, as verified by the Author on April 10, 2018, is an independent laboratory with ISO 9001:2008 and AS9100-C accreditation, which has undergone an audit that was completed in accordance with the requirements of SAE AS9104/1:2012-01. The Author believes that NAL in 1998 was independent from Barramundi. The Author could not find signed NAL certificates for the analyses.

NAL continued to provide analytical support to Barramundi in 1999. Analytical procedures involved crushing samples, obtaining a 200 g split, which was subsequently pulverized and analyzed for gold, silver, and 30-element ICP trace element analyses. The Author believes that NAL in 1999 was independent from Barramundi. NAL provided signed certificates for the analyses.

In 2000, ALS Chemex (formerly Chemex) completed analyses for Barramundi. The Author does not have information about the sample preparation methods and quality control measures employed before dispatch of the samples to the analytical laboratory. Once received, ALS Chemex crushed samples that were ≤3 kg in size, split the samples, separated the samples to 150 mesh-size, and subsequently analysed the samples by gravimetric, FA, and AAS analyses. ALS Minerals, as verified by the Author on April 10, 2018, is an independent laboratory with certifications that conform to the requirements of CAN-P-1579 and CAN-P-4E (ISO/IEC 17025:2005). The ALS Minerals has laboratory accreditation No. 579. The Author could not verify if ALS Chemex was certified by any standards association in 2000; however, the Author believes that ALS Chemex was an independent from Barramundi. ALS Chemex provided signed certificates for the analyses.

The Author does not have information about the sample preparation methods and quality control measures employed before dispatch of the samples to the analytical laboratory. Review of the

assay intervals selected for analyses showed that several samples were left open ended to either side of elevated grades. This observation was verified during review of the core in the field during the 2018 site visit

In 2006 and 2007, Loring Laboratory Ltd. (Loring) completed analyses for MRR. Sample preparation involved drying, a primary and secondary crush, homogenization, a riffle to pulp size (approximately 250 g), and a ring pulverize to 95% passing 140 mesh. For ICP analysis preparation a 0.5-gram sample was digested with Aqua Regia at 95°C for 1 hour and bulked to 10 ml with distilled water. A second sub-sample of -80 mesh material was analyzed for a suite of 30 elements by ICP optical emission spectrometry following a multi-acid digestion. Gold was analyzed using fire assay and atomic absorption; retesting of gold assays were completed for samples that had elevated assay values > 1000 ppm. Loring, as determined in 2017, is an independent laboratory with ISO 9001:2008 accreditation (Certificate No. CERT-0088592). The Author believes that Loring in 2006 and 2007 was independent from MRR. Loring provided signed certificates for the analyses. It was observed in the 2018 site visit that sample intervals recorded in the database were not always sampled through the entire interval. As such, a resampling of this core through each sample interval will need to be completed.

In 2018, the Author sampled sections of the grab samples and core to validate previous program results. The samples were processed at the SGS Canada Inc. Minerals Whitehorse, Yukon facility, and representative material was sent to the SGS Canada Inc. Minerals - Burnaby (SGS - Burnaby) laboratory in British Columbia for 56 elements analyses using a sodium peroxide fusion, and ICP-AES / ICP-MS analysis. Silver ore grade analyses were determined by fire assay and a gravimetric finish. Ore grade copper analyses were made using a sodium peroxide fusion, and ICP-AES, as well as specific gravity assessment for future conversion of the volumes to tonnage estimates. SGS - Burnaby is an independent Accredited Testing Laboratory as it is recognized by the Standards Council of Canada to conform to the requirements of ISO 17025:2005. SGS – Burnaby's SCC accreditation file number is 15919, and the accredited laboratory number is 744.

11.1 ADEQUACY OF DATA

Although no chain of custody documentation was available from the previous programs, the Author believes that the gold and silver grades are reasonable, and the described geological setting associated with the mineralization is viable for a vein-hosted precious metal deposits in the district.

12 DATA VERIFICATION

As part of the data verification process, the assay certificates for the samples analysed in the MR06 and MR07 data series were directly obtained from Loring in February 2018.

William Allan Turner visited the Moose Horn Property on June 13 and 14, 2018. During the site visit, the Qualified Person scouted for collar locations from previous drill holes, examined and resampled core, visited areas where excavations had previously been conducted, and sampled quartz vein outcrops that were previously identified as auriferous. Additional details regarding these validations are outlined in the following subsections.

12.1 COLLAR LOCATION VALIDATION

The approximate collar locations for select holes drilled during the 2006 and 2007 campaigns, as well as holes drilled during the 1998 and 1999 programs. For some of the drilling years, pickets identifying the collar locations were not observed; however, direct evidence of where the rig had been placed was still visible.

Drill hole location validation was completed using a hand-held Garmin GPS Map 64s, which was used to verify the approximate locations of the drill holes that were provided in the database. The comparison of these locations is shown in Table 12.1.

Table 12.1
Moose Horn Drill Hole Location Verification

Prospect Area	Hole ID	Original Hole Coordinates NAD83 ZONE 7		2018 Hand Held GPS Location Checks NAD83 ZONE 7		Comparison of Coordinates	
		Easting	Northing	Easting	Northing	ΔEasting	ΔNorthing
Swede Pit	SP99-14	501889	6989788	501890	6989788	1	0
Swede Pit	SP99-15	501899	6989797	501897	6989805	2	8
Swede Pit	MR0706/07	501870	6989941	501883	6989948	13	7
Swede Pit	SP99-04/03	501796	6989869	501796	6989869	0	0
Swede Pit	SP99-20	501742	6989942	501741	6989944	1	2
Swede Pit	SP99-22	501725	6989911	501724	6989910	1	1
Swede Pit	SP99-19	501689	6989920	501685	6989925	4	5
Swede Pit	SP99-09	501829	6989840	501822	6989839	7	1
Swede Pit	SP99-11	501853	6989801	501853	6989805	0	4
Hartley	MR0615/16	503399	6987841	503403	6987835	4	6
Hartley	MR0610	503325	6987774	503327	6987776	2	2
Hartley	MR0601/02/03	503318	6987827	503321	6987830	3	3
Hartley	MR0604/05/06	503300	6987926	503294	6987933	6	7
Hartley	MR0607	503356	6987727	503353	6987724	3	3
Hartley	MR0617	503417	6987882	503409	6987881	8	1
Hartley	MR0704	501826	6989922	501825	6989935	1	13

The Author believes that the differences between the drill hole locations in the database relative to the collar locations observed in the field validates the accuracy of the drill hole collar database.

12.2 CORE ASSAY VALIDATION

Fourteen core intervals, which were selected from core drilled during the 1998, 1999, 2006, and 2007 programs, were resampled and tested in 2018 by the Author. Where the core was competent, the core was quartered with a splitter, therefore retaining quartered core in the core boxes from the sampled interval. To verify the accuracy of SGS – Burnaby's laboratory testing, two gold and silver standards and one blank were included in the sample suite. Table 12.2 shows the original assay results relative to the 2018 retesting results of SGS – Burnaby.

Table 12.2
Core Assay Validation

Area	Historical Data								2018 Field Program Data							
	Hole ID	Sample No	From (m)	To (m)	Au (g/t)	Ag (g/t)	Wt Ave Au (g/t)	Wt Ave Ag (g/t)	Sample No	Wt (kg)	From (m)	To (m)	Au (g/t)	Ag (g/t)	Δ Au (g/t)	Δ Ag (g/t)
Swede Pit	MR0706	5170	41.00	41.47	0.33	1	0.33	1	7240	0.42	41.00	41.47	0.32	<1	0.01	<1
Swede Pit	SP99-18	202176	19.80	20.32	0.39	7	0.39	7	7241	0.52	20.10	20.32	0.51	3	0.12	4
	CDN-GS-37	**NA**	**NA**	**NA**	**37.08**	**NA**	**37.08**	**NA**	**7242**	**0.12**	**NA**	**NA**	**36.64**	**NA**	**0.44**	**NA**
Swede Pit	SP99-18	202184	23.10	23.26	71.51	31	61.91	24	7243	0.64	23.10	23.31	3.81	2	58.10	22
Swede Pit	SP99-18	202185	23.26	23.31	31.18	2										
Swede Pit	SP99-08	202074	25.60	25.74	2.62	3	1.45	7	7244	1.98	25.40	25.99	2.93	7	1.48	0
Swede Pit	SP99-08	202075	25.74	25.99	0.79	5										
Swede Pit	SP00-08	202076	25.99	26.15	20.29	153	20.29	153	7245	0.86	25.99	26.15	43.61	29	23.32	124
Swede Pit	SP99-08	202077	26.15	26.31	238.47	66	238.47	66	7246	0.56	26.15	26.31	225.15	65	13.32	1
	CDN-BL-10	**NA**	**NA**	**NA**	**<0.01**	**<1**	**<0.01**	**<1**	**7247**	**0.12**	**NA**	**NA**	**0.03**	**NA**	**0.02**	**<1**
Swede Pit	SP99-17	202160	31.22	31.36	10.38	33	13.63	31	7248	0.5	31.27	31.49	13.84	26	0.21	5
Swede Pit	SP99-17	202161	31.36	31.49	17.12	29										
Swede Pit	SP99-17	202162	31.49	31.65	0.93	2	0.73	1	7249	1.62	31.49	31.90	1.04	2	0.31	1
Swede Pit	SP99-17	202163	31.65	31.85	0.57	1										
Swede Pit	SP99-17	202164	31.85	31.90	0.70	1										
Swede Pit	SP99-20	202206	29.20	29.37	1.26	29	0.42	6	7250	5	29.20	30.15	0.75	4	0.32	2
Swede Pit	SP99-20	202207	29.37	29.43	0.75	4										
Swede Pit	SP99-20	202208	29.43	30.15	0.20	1										
Swede Pit	SP99-20	202209	30.40	30.75	14.32	6	14.32	6	7251	1.28	30.40	31.10	34.78	19	20.46	13
	CDN-GS-2S	**NA**	**NA**	**NA**	**2.38**	**NA**	**2.38**	**NA**	**7255**	**0.12**	**NA**	**NA**	**2.15**	**NA**	**0.23**	**NA**
Hartley	MR0616	3326	89.09	89.49	3.37	1	3.37	3.37	7256	0.38	89.09	89.49	0.71	1	2.66	2
Hartley	MR0622	3475	65.07	65.32	4.00	100	4.00	4.00	7257	0.38	65.07	65.32	3.65	32	0.35	-28
Hartley	MR0601	12968	17.95	18.24	0.05	1	0.05	0.05	7258	0.28	17.95	18.24	0.08	<1	0.03	<1
Hartley	MR0606	3427	24.35	24.72	0.34	1	0.34	0.34	7259	0.4	24.35	24.72	0.80	<1	0.46	<1

The Author believes that the samples analysed from the 2018 field visit validate the existence of gold and silver in the samples. The significant difference in gold concentration of sample 7243 from that of the original analyses, is proposed to be caused by nugget effect. Reproducibility of gold values for samples with higher gold concentrations was also observed in samples spread in gold values determined in samples with higher gold concentration, as observed in samples 7245, 7246, and 7251.

12.3 VALIDATION OF TRENCHES AND QUARTZ VEIN LOCATIONS

The Author visited the Swede Pit and Hartley Creek prospects. At each location, there was evidence of extensive trenching. The Author collected samples from outcropping quartz veins in the Swede Pit, known as the V2 Vein, and the Hartley Vein, which is associated with the Hartley

Creek Prospect. Table 12.3 shows the locations of the V2 Vein and Hartley Vein, as well as the gold and silver assay results.

Table 12.3
Vein Assay Validation

Prospect Area	2018 Quartz Vein Outcrop Locations						
	Easting NAD83 Zone 7	Northing NAD83 Zone 7	Sample Type	Sample No	Sample Weight (kg)	Au (g/t)	Ag (g/t)
Swede Pit	501707	6989879	grab	7252	1.14	2.42	38
Swede Pit	501704	6989879	grab	7253	1.68	0.47	5
Hartley	503279	6987824	grab	7254	2.38	10.04	105

The Author believes that the samples collected from outcrop quartz veins during the 2018 field visit validate the existence of gold and silver on the in the Swede Pit and Hartley areas.

13 MINERAL PROCESSING AND METALLURGICAL TESTING

The Author is not aware of any metallurgical studies that have been completed on the quartz mineralization on the Property.

14 MINERAL RESOURCE ESTIMATES

14.1 APPROACH

In accordance with the requirements of NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards, the Qualified Persons validated the drill hole and sample data set and created geologic models for the purposes of generating resource estimates within the Property that includes the Hartley Creek Prospect and Swede Pit Prospect. The locations and extent of the geologic models covering the Hartley and Swede Pit areas are illustrated on Figure 14-1.

The geologic model construction outlined below was used as the basis for estimating mineral resources.

14.2 BASIS FOR RESOURCE ESTIMATION

NI 43-101 specifies that the definitions of the CIM Guidelines be used for the identification of resources. The CIM Resource and Reserve Definition Committee (2014) produced the following statement:

"Mineral Resources are sub-divided, in order of increasing geological confidence, into Inferred, Indicated and Measured categories. An Inferred Mineral Resource has a lower level of confidence than that applied to an Indicated Mineral Resource. An Indicated Mineral Resource has a higher level of confidence than an Inferred Mineral Resource but has a lower level of confidence than a Measured Mineral Resource."

The CIM Definition of Resources (2014) is as follows:

"A Mineral Resource is a concentration or occurrence of solid material of economic interest in or on the Earth's crust in such form, grade or quality and quantity that there are reasonable prospects for eventual economic extraction. The location, quantity, grade or quality, continuity and other geological characteristics of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge, including sampling."

"Material of economic interest refers to diamonds, natural solid inorganic material, or natural solid fossilized organic material including base and precious metals, coal, and industrial minerals."

The committee went on to state the following:

"The term Mineral Resource covers mineralization and natural material of intrinsic economic interest which has been identified and estimated through exploration and sampling and within

which Mineral Reserves may subsequently be defined by the consideration and application of Modifying Factors. The phrase 'reasonable prospects for eventual economic extraction' implies a judgment by the Qualified Person in respect of the technical and economic factors likely to influence the prospect of economic extraction. The Qualified Person should consider and clearly state the basis for determining that the material has reasonable prospects for eventual economic extraction. Assumptions should include estimates of cut-off grade and geological continuity at the selected cut-off, metallurgical recovery, smelter payments, commodity price or product value, mining and processing method and mining, processing and general and administrative costs. The Qualified Person should state if the assessment is based on any direct evidence and testing."

"Interpretation of the word 'eventual' in this context may vary depending on the commodity or mineral involved. For example, for some coal, iron, potash deposits and other bulk minerals or commodities, it may be reasonable to envisage 'eventual economic extraction' as covering time periods in excess of 50 years. However, for many gold deposits, application of the concept would normally be restricted to perhaps 10 to 15 years, and frequently to much shorter periods of time."

14.3 DATA SOURCES

Information used to compile the geologic models used for resource estimation included the following information provided by MHM and other public sources:

- exploration data;
- prior geologic models;
- technical reports; and
- surface topography data.

14.3.1 Exploration Data

Although the Property in its entirety comprises a varied assortment of exploration data targeting placer and mineralized veins, as described in Section 6 and Section 7, only two areas were identified as having exploration results amenable for quantifying mineral resource estimates for gold and silver. These two areas are the Hartley Creek Prospect and Swede Pit Prospect. In both prospects the gold and silver mineralization are mostly contained within a single quartz vein and immediate contact zone. The historical exploration results used to build the geologic models for the two prospects are summarised below.

Hartley Creek Prospect

The exploration data at the Hartley Creek Prospect is limited to 22 diamond holes drilled in 2006 and 2007. The location of the core holes and plane view trace of the holes are illustrated in Figure

14-2. Table 14.1 lists the summary sample grade statistics on the 22 drill holes used in the Hartley Creek Prospect model.

Table 14.1
Hartley Creek Prospect Model Exploration Drilling Statistics

Element	Total Samples No.	Modeled Mineralized Quartz Vein and Contact Zone			
		Sample No.	Minimum (g/t)	Maximum (g/t)	Average (g/t)
Silver	672	56	0.5	440.0	29.0
Gold	672	56	0.0	352.0	15.3

The drilling at the Hartley Creek Prospect was oriented either vertically or inclined towards the west for additional intercepts of the mineralized zone towards the surface from the same staging area. Sampling intervals appeared to be lithological-based targeting either mineralized quartz veins and immediate contact zones or alteration assemblages with potential for Au/Ag mineralization. Core sample intervals varied but were mostly (88%) between 0.20 m and 1.00 m. See Section 11 for information on sampling and testing methods.

Swede Pit Prospect

The exploration data used for geologic modeling at the Swede Pit site is limited to that exploration data primarily targeting the V2 Vein located in the center of the prospect. The exploration data includes 16 trench sample locations and 41 core hole locations. The locations of theses these two data sets are shown on Figure 14-3. The 41 drill holes comprise: 12 holes drilled in 2007 (MR07-series), three holes drilled in 2006 (MR06-series), four holes drilled in 1998 (LL98-series), and 22 holes drilled in 1999 (SP99-series). The 16 trench channel sample locations were excavated in 1999 (TR-series).

Summary sample grade statistics from the data can be found in Table 14.2. Not included in Table 14.2 are the statistics from the trench sample locations due to incomplete information as to how the channel samples were taken and exact location. The trench channel sample locations were not used for resource Au/Ag grade estimation but instead used to guide in correlating the V2 Vein from surface (trenches) to drill hole intercepts of the V2 Vein at depth.

Table 14.2
Swede Pit Model Exploration Data Statistics

Element	Total Samples	Modeled Mineralized Quartz Vein and Contact Zone			
		Sample No.	Minimum (g/t)	Maximum (g/t)	Average (g/t)
Silver	1,085	108	0.5	152.8	12.4
Gold	1,088	111	0.0	630.3	15.5

The drill holes on the Swede Pit Prospect were oriented vertically or inclined towards the southwest; commonly more than one hole was cored from the same staging site. The selected sample intervals honoured changes in lithologies and alteration. Core sample intervals varied, however 83% of the sample intervals were between 0.05 m and 0.60 m. Section 11 provides information on sampling and testing methods.

14.3.2 Prior Geological Models

Prior geological model data files were provided by MHM and comprised the following: electronic spreadsheet (MS Excel-format) exploration results, wireframe of surface topography, and incomplete (draft) wireframe surfaces of interpreted quartz vein mineralized zones. The exploration results comprised: drill hole collar locations, drill hole orientation data, trench sample locations, sample intervals, laboratory sample numbers, core descriptions using lithologic codes, and Au/Ag assay results. These data were verified to the extent possible with technical reports provided by MHM and other public domain reports as described in Section 12.

14.3.3 Technical Reports

Technical reports that have influenced geologic modeling and interpretation of the provided exploration results include Yukon Mining Assessment reports (Kassos and Kluczny, 2008; Kluczny, 2007), as well as the Master of Science (MSc) Thesis by Joyce (2002).

14.3.4 Surface Topography Data

A wireframe surface of the Property topography was included in the prior model data and was identified as being sufficient for resource modeling up to an inferred-level of assurance. More detailed (higher-resolution) topography information could not be found in the public domain and the provided (by MHM) topography surface was used for geologic modeling for resource definition.

14.4 MODELS

14.4.1 Model Setup

The independent geologic models used for gold resource estimation in this Technical Report were constructed using MineSight® (v12.00-6) software using 3D block modeling methods. The model dimensions and extent are outlined in Figure 14-1; illustrations of the modeling results are shown on Figures 14-2 through 14-9. All models were constructed using the UTM NAD83 Zone 7 grid coordinate system that uses metric units. Table 14.3 outlines the 3D block model parameters for the individual resource areas.

Table 14.3
Block Model Parameters

Model	Coordinate	Minimum	Maximum	Range (m)	Block (m)
Hartley Creek Prospect	Easting (X)	502,800	503,730	930	3
	Northing (Y)	6,987,500	6,988,400	900	3
	Elevation (Z)	500	950	450	3
Swede Pit Prospect	Easting (X)	501,300	502,317	1,017	3
	Northing (Y)	6,989,448	6,990,360	912	3
	Elevation (Z)	500	950	450	3

Construction of the geologic models is limited to:

- 3D block models covering pit areas and mineralized zones identified from provided drill hole records and prior model wireframe surfaces;
- generating mineralised zone wireframe solids of a single mineralized quartz vein and contact zone for the Hartley Creek Prospect and at V2 Vein at Swede Pit Prospect;
- estimating depth of weathering from surface from drill hole records to limit near surface extent of mineralized wireframe solid;
- independent geostatistical analysis of the sample data and estimation algorithms; and
- construction of Lerchs-Grossmann (LG) pit shells using independently assessed mining extraction costs and revenue.

Prior to modeling the provided exploration and sampling data was checked for errata. This included, but was not limited to, the following checks:

- anomalous drill hole collar locations in undisturbed areas;

- overlapping sample intervals;
- outliers in grade and thickness; and
- lithologic and grade matching provided mineralization solids.

The mineralized zone wireframe solids used for coding the 3D block model were limited to a single zone within each prospect. For both the Hartley and Swede Pit prospects, the mineralized zone solid comprised a single quartz vein, sometimes split into two or more veins, and altered contact zone with elevated Au and Ag grades. The Hartley Creek Prospect model mineralized vein is unnamed whereas the Swede Pit Prospect mineralised vein is called the V2 Vein as noted in prior technical reports (Joyce, 2002).

Sample grades enveloped within this mineralized zone were composited before estimation into the 3D Block model. Prior to compositing, samples that were determined through ICP analyses to have gold grades >1,000 ppm, which is the upper detection limit for gold using ICP analyses, were subsequently reanalysed by fire assay and atomic absorption methods to determine the actual gold values. In total, 22 and 38 composite intervals were identified from drill hole records for the Hartley and Swede Pit prospects, respectively.

The estimation parameters used in each model are summarised in Table 14.4. Exploration results for the Hartley Creek Prospect was found to be insufficient in quantity to generate semi-variogram supported analysis of grade trends and associated application of kriging estimation algorithms. For this reason, an isotropic search and inverse distance algorithm was used for estimating Au and Ag grade data into the Hartley Creek Prospect 3D block model. A top cap of 50 g/t for Au and Ag was applied to all model data to account for high nugget effects in the grade data observed in Table 14.1 and Table 14.2.

Table 14.4
Estimation Parameters

Model	Algorithm	Search	Composite Intervals		Top Cap Au g/t	Top Cap Ag g/t
			Min	Max		
Hartley Creek Prospect	IDW[1] square	Isotropic	1	15	50	50
Swede Pit Prospect	OK[2]	Anisotropic	1	15	50	50

1= Inverse distance square, 2= Ordinary kriging

14.4.2 Model Interpretation

Hartley Creek Prospect Model

Figure 14-2 shows the model extent of the Hartley Creek Prospect. Figure 14-4 illustrates the plan view Au and Ag grade distribution for those model blocks located within an economic pit shell that were used to define the resource extent. Also shown in red is the projected trace of the auriferous quartz vein at surface. Figure 14-5 and Figure 14-6 are west-east cross sections through the block model and confining pit shell. The locations of these cross sections in plan are illustrated on Figure 14-4.

The mineralized zone comprises a single quartz vein that locally splits in places and is hosted by granodiorite. Individual veins are typically between 0.14 m and 0.36 m thick and dip towards the east at approximately 30°. There is also mineralization along the contact of the quartz veins that forms a combined mineralization zone of between 0.29 m to 1.73 m thick. Mineralization is projected to continue below the economic pit-shell as shown in the cross sections.

The projected surface expression of the mineralized zone is shown on Figure 14-4. The trend of the mineralized zone is dominantly north-south; however, the mineralized zone orientation changes to northwest in the northern area of the Hartley Creek Prospect. It is anticipated by the Author that mineralization zone will not be exposed at surface due to surface weathering effects such as soil formation and glaciation. The depth of surface weathering is estimated from drill hole records to be 4 m to 9 m.

Swede Pit Prospect Model

Figure 14-7 illustrates the plan view Au and Ag grade distribution for those model blocks falling within an economic pit shell used to define the resource extent. Also shown in red is the project crop at surface of the mineralized zone. Figure 14-8 and Figure 14-9 are west-east cross sections through the block model and confining pit shell. The locations of these cross sections in plan are illustrated on Figure 14-7.

The mineralization zone is typically constrained to quartz veins collectively referred to as the V2 Vein, which is hosted by granodiorite. The quartz veins are typically between 0.1 m and 1.0 m thick, and dip to the northeast at approximately 20° with some local undulation as shown in the cross sections. There is also mineralization along the contact of the quartz veins that forms a combined mineralization zone thickness of between 0.42 m and 3.48 m.

A notable feature of the Swede Pit Prospect is the presence of mafic dyke swarms that range in thickness from less than 1.0 m to 10.0 m or more. These dyke swarms, as observed in the drill hole records and in the pit, cut through the V2 Vein in the north and southeast areas of the Swede

Pit Prospect area. Figures 14-8 and 14-9 show the anticipated cross-cutting relationship between the mafic dyke swarms and the V2 Vein down dip.

The projected surface trace of the mineralized zone on Figure 14-7 is shown to illustrate the northwest general strike of the mineralized zone. Between the surface trenches the mineralization is not expected to be exposed on surface due to surface weathering effects, such as soil formation and erosion caused by glaciation. The depth of surface weathering is estimated from drill hole records to between 0 m and 13 m.

14.5 GOLD AND SILVER RESOURCE ESTIMATES

The resource estimates are based on pit constrained surface resource. The surface resource includes mineralized Au and Ag blocks limited to within a 45-degree constant slope pit shell. All resource estimates include estimates of contained Au and Ag within the constrained pit shells as shown in Table 14.5 for the Hartley Creek Prospect and Table 14.6 for the Swede Pit Prospect. **Note – The base cases for the Inferred Resource for each Prospect is indicated by shading and bold type face in the respective tables.**

The pit shell is defined by a 0.3 g/t minimum gold cut-off grade, a US$2.10 per tonne mining cost, a US$4.20 per tonne crushing and leaching cost, overhead of US$1.30 per tonne leached, and a gold price of US$1,200 per oz (exchange rate of $0.78 $US:$CAD). Mine rock and mineralization density were based on 2.65 tonnes/m³ (Berkman, 1995). Modifying factors considered for the definition of mineralized zones into classified resources of eventual economic interest include the following:

- Metallurgical recovery factor of 80% for conventional heap leach operations.
- Gold price of $1,200 per ounce with an exchange rate of $0.78 $US:$CAD.
- Allowance for dilution and mining losses in the calculation of the cut-off grade.
- Refining and royalty costs of CAD$20/oz with a payable metal factor of approximately 97%.

Truck and shovel surface operations are the primary mining method. Mining, leaching, site and smelter royalty and other cost inputs have been based on representative costs for the region based on similar scale operations. The level of detail of cost estimation and mining evaluation is deemed to be appropriate for the definition of resources prior to undertaking a preliminary economic assessment (PEA) level evaluation.

These resources have been classified as Inferred for the following reasons:

- Low resolution of surface topography reduces the confidence on the boundaries of the trenches on the Property.
- Depth of surface weathering is only limited to observation of drill hole records. The authors are not aware of any measurable surface mapping information focusing on depth of weathering and its impacts on near surface lode gold mineralization.
- Lack of documentation for a substantial amount of the sampling and assay programs. Sample selection methodology, in addition to sample security documentation, is not available and therefore further confirmation through verification drilling is required.

As defined by the Canadian Institute of Mining, Metallurgy and Petroleum, "An Inferred Mineral Resource is that part of a Mineral Resource for which quantity and grade or quality are estimated based on limited geological evidence and sampling. Geological evidence is sufficient to imply but not verify geological and grade or quality continuity."

The pit shell extent used to define surface constrained resources are illustrated on Figures 14-1 through 14-9, with exclusion of figures 14.4 and 14.7. The resource pit shell stripping ratio (m^3 waste: ore tonnes) for the Hartley Creek Prospect is 45:1 and for the Swede Pit Prospect is 15:1. The high ratio (45:1) for the Hartley Creek Prospect is due to the high gold grades and narrow plus steep dip of the mineralized zone. The lower ratio (15:1) for the Swede Pit Prospect is due to the relatively shallow dip and broader mineralized zone when compared to that of the Hartley Creek Prospect.

The Hartley Creek Prospect gold and silver resource classification is shown on Figure 14-10, and the resource distribution is shown on Figure 14-11. The Swede Pit Prospect gold and silver resource classification is shown on Figure 14-12, and resource distribution is shown on Figure 14-13.

Table 14.5
Inferred Pit Constrained Gold and Silver Resource
Hartley Creek Prospect Area
Effective Date July 6, 2018

Resource	Cutoff Grade (g/t)	Ore Tonnes (t)	Average Grade (g/t)	In Place Ounces (oz)
Gold	**0.3**	**31,423**	**13.9**	**14,044**
	3.0	30,586	14.0	13,769
	6.0	28,613	14.4	13,248
Silver	**0.3**	**31,423**	**18.2**	**18,389**
	3.0	30,586	18.7	18,391
	6.0	28,613	19.6	18,033

Notes

- CIM definitions are followed for classification of Mineral Resource.
- Mineral Resource surface pit extent has been estimated using a gold price of US$1,200 per ounce and a US$2.10 per tonne mining cost, crushing/processing cost of US$4.20/tonne, overhead of US$1.30/tonne leached. Gold and silver recovery is estimated at 80%. Allowance has been made for dilution and recovery in the COG. $US:$CAN Exchange Rate is 0.78.
- Totals may not represent the sum of the parts due to rounding.
- The Mineral Resource estimate has been prepared by Derek Loveday, P. Geo. in conformity with CIM "Estimation of Mineral Resource and Mineral Reserves Best Practices" guidelines and are reported in accordance with the Canadian Securities Administrators NI43-101. Mineral resources are not mineral reserves and do not have demonstrated economic viability.

Table 14.6
Inferred Pit Constrained Gold and Silver Resource
Swede Pit Prospect Area
Effective Date July 6, 2018

Resource	Cutoff Grade (g/t)	Ore Tonnes (t)	Average Grade (g/t)	In Place Ounces (oz)
Gold	**0.3**	**70,701**	**11.2**	**25,461**
	3.0	65,377	11.7	24,595
	6.0	54,133	12.8	22,280
Silver	**0.3**	**70,701**	**12.8**	**29,099**
	3.0	65,377	13.7	28,800
	6.0	54,133	15.6	27,154

Notes
- CIM definitions are followed for classification of Mineral Resource.
- Mineral Resource surface pit extent has been estimated using a gold price of US$1,200 per ounce and a US$2.10 per tonne mining cost, crushing/processing cost of US$4.20/tonne, overhead of US$1.30/tonne leached. Gold and silver recovery is estimated at 80%. Allowance has been made for dilution and recovery in the COG. $US:$CAN Exchange Rate is 0.78.
- Totals may not represent the sum of the parts due to rounding.
- The Mineral Resource estimate has been prepared by Derek Loveday, P. Geo. in conformity with CIM "Estimation of Mineral Resource and Mineral Reserves Best Practices" guidelines and are reported in accordance with the Canadian Securities Administrators NI43-101. Mineral resources are not mineral reserves and do not have demonstrated economic viability.

14.6 CAUTIONARY STATEMENT

The accuracy of resource estimates is, in part, a function of the quality and quantity of available data and of engineering and geological interpretation and judgment. Given the data available at the time; the estimates presented herein are considered reasonable. However, they should be accepted with the understanding that additional data and analysis available after the date of the estimates may necessitate revision. These revisions may be material.

Mineral resource is not mineral reserve and there is no assurance that any mineral resource will ultimately be reclassified as Proven or Probable reserves. Mineral resource which is not mineral reserves do not have demonstrated economic viability.

The following is a list of potential risks that impact the accuracy of the Inferred gold resource estimate:

- Available surface topography information could not account for the true extent of surface trenching on the Property. Extent of surface trenching is important in determining extent of remaining near-surface resource.
- Depth of surface weathering is only limited to observation of drill hole records. The authors are not aware of any measurable surface mapping information focusing on depth of weathering and its impacts on near surface lode gold mineralization.
- Lack of documentation for a substantial amount of the historical sampling and assay programs. Sample selection methodology, in addition to sample security documentation is not available and therefore further confirmation through verification drilling is required.

15 MINERAL RESERVE ESTIMATES

There is no additional information for this section of the report as the Property is not presently a producing property.

16 MINING METHODS

There is no additional information for this section of the report as the Property is not presently a producing property.

17 RECOVERY METHODS

There is no additional information for this section of the report as the Property is not presently a producing property.

18 PROJECT INFRASTRUCTURE

There is no additional information for this section of the report as the Property is not presently a producing property.

19 MARKETS AND CONTRACTS

There is no additional information for this section of the report as the Property is not presently a producing property.

20 ENVIRONMENTAL STUDIES, PERMITTING AND SOCIAL OR COMMUNITY IMPACT

There is no additional information for this section of the report as the Property is not presently a producing property.

21 CAPITAL AND OPERATING COSTS

There is no additional information for this section of the report as the Property is not presently a producing property.

22 ECONOMIC ANALYSIS

There is no additional information for this section of the report as the Property is not presently a producing property.

23 ADJACENT PROPERTIES

There are adjacent properties to the Property, some portions of which have in the past been included with the Property in larger land packages and have undergone exploration programs described in this report (e.g., Barramundi – Newmont exploration).

Currently, claims are held by other parties to the east, northeast, and north of the Property. All properties are underlain by similar Dawson Range batholith intrusive rocks. The general bedrock geology, and commodity targets are assumed to be the same as for the Moose Horn Property.

None of the properties mentioned below are necessarily more advanced, nor more promising from an exploration standpoint, in the Author's opinion, but they do serve to underscore the regional scale of the prospective area. Brief notes on these claims follow:

Provenance Gold Ltd. holds claims at the head of Kenyon Creek and the headwaters of Great Bear Creek on the eastern side of Moose Horn range (Schulze, 2017). The M Vein at the crest of Moose Horn Range was discovered in 1974, and veins at the headwaters of Kenyon Creek in 1974-75 (Schulze, 2017). 2016 trench sampling of veins at Kenyon Creek yielded up to 2.67 g/t Au across 2.0 m. Further sampling outside the trenched area returned values up to 803 g/t Au in select grab samples and 122.5 g/t Au across 1.8 m. Grab sampling at the M Vein yielded up to 420 g/t Au (Schulze, 2017). Schulze (2017) concluded that the vein-hosted mineralization on the Property is best classified as orogenic gold type.

Independence Gold Corp. holds 82 claims (1,700 ha) to the east-northeast of the Property. A 1.2 km long NW trending Au-As soil anomaly has been identified from historic sampling, with values up to 1,250 ppb Au (Schulze, 2017). Trenching in 2016 yielded values of 524 ppb Au over 6.0 m and 5.14 g/t Au over 2.0 m (Schulze, 2017).

The Ladue Property of K2 Gold Corp. comprises 208 Quartz Claims (4,350 ha) east of the Property. It is new land acquisition and exploration work is planned (k2gold.com).

White Gold Corp. (whitegoldcorp.ca) controls the Line Block of claims along the Yukon-Alaska border and north of the Property. Historic soil samples have yielded up to 569 ppb Au, and it is assumed that these historic samples are part of Barramundi's work that identified the 141 Zone.

24 OTHER RELEVANT DATA AND INFORMATION

There is no additional information for this section of the report as the Property is not presently a producing property.

25 INTERPRETATION AND CONCLUSIONS

Resource estimate for two gold and silver prospects on the Moose Horn Property are presented in this Technical Report These prospects are Hartley and Swede Pit. The Hartley Creek Prospect is in the south of the Property and the Swede Pit Prospect is in the northern portion of the Property. Both prospects have historically undergone varying amounts of mining through surface trenching. The mineralization for both prospect areas is interpreted to be associated with lode gold quartz vein mineralization of OGD types. The mineralized quartz veins appear to dominantly be hosted in granodiorite.

The available data for these prospects is sufficient to support an Inferred gold mineral resource within each prospect. These resources have been classified as Inferred due to lack of documentation for a substantial amount of the historical sampling and assay programs, low resolution surface topography data limiting identification of surface trenching extent for resource depletion, and insufficient information of extent of surface weathering impacting resource extent.

The resource estimates are based on pit constrained surface resources. The surface resource includes mineralized gold blocks limited to within a 45-degree constant slope pit shell. All resource estimates include estimates of contained ounces within the constrained pit shells including modifying factors as discussed in Section 14. Modifying factors considered for the definition of mineralized zones into classified resources of eventual economic interest.

Tables 25.1 summarizes the base case gold and silver resource for each of the prospect areas in metric units.

Table 25.1
Summary of Inferred Gold and Silver Resources for the Prospects
(Effective Date July 6, 2018)

Model Area	Resource	Cutoff Grade (g/t)	Ore Tonnes (t)	Average Grade (g/t)	In Place Ounces (oz)
Hartley Creek Prospect	Gold	0.3	31,423	13.9	14,044
	Silver			18.2	18,389
Swede Pit Prospect	Gold	0.3	70,701	11.2	25,461
	Silver			12.8	29,099

Notes

- CIM definitions are followed for classification of Mineral Resource.
- Mineral Resource surface pit extent has been estimated using a gold price of US$1,200 per ounce and a US$2.10 per tonne mining cost, crushing/processing cost of US$4.20/tonne, overhead of US$1.30/tonne leached. Gold and silver recovery is estimated at 80%. Allowance has been made for dilution and recovery in the COG. $US:$CAN Exchange Rate is 0.78.Totals may not represent the sum of the parts due to rounding.
- The Mineral Resource estimate has been prepared by Derek Loveday, P. Geo. in conformity with CIM "Estimation of Mineral Resource and Mineral Reserves Best Practices" guidelines and are reported in accordance with the Canadian Securities Administrators NI43-101. Mineral resources are not mineral reserves and do not have demonstrated economic viability.

26 RECOMMENDATIONS

Phase 1 of the program is to increase the resource confidence for the Hartley and Swede Pit prospects can be improved to Indicated +/- Measured status from the current Inferred level of assurance through the following initiatives:

- Assaying of cored intervals from previous drill programs:
  - During the resource modeling and site visit, several cored intervals from the 1998 and 1999 drilling campaigns that were directly adjacent to intervals that contain elevated gold and silver grades, were not assayed. It is highly recommended that all unassayed core intervals from these years that have potentially anomalous gold and silver values be assayed. The Author anticipates that such a testing and sampling program will increase the potential resources by a percentage from what is reported in this report. The Author proposes this as a high priority recommendation that ideally will be completed in 2018.
  - Core from the 2006 drilling campaign require sampling to aligned with the recorded sample intervals in the database. It is critical from a data integrity standpoint that these sample intervals be assayed. The Author identifies this task as high priority to be completed in 2018, as it directly reflects on the reliability of the data. While completing this testing program, the Author recommends that all 2006 and 2007 core be reviewed to verify that testing was completed through all potential gold-bearing intervals.
- Collection of higher resolution topographic information. A viable topographic survey method is Light Detection and Ranging (LiDAR) survey. It is the Author's understanding that a company that has and adjacent property is completing LiDAR surveys during the summer of 2018. As such, the Author strongly recommends that MHM split the cost of the mobilization with the company from an adjacent property and purchase the LiDAR data. Such data will increase the confidence that the Authors have in the vertical component of the drill hole location and will therefore add to the confidence in the resource.
- Focused surface mapping and sampling program near known quartz veins. Additional mapping and sampling of outcrops proximal to outcropping quartz veins will assist with further understanding the host lithologies and structure associated with mineralization. In addition, a detailed program such as this may identify previously overlooked surficial discoveries.

- Infill drilling and sampling for the Swede Pit and Hartley Creek prospects. Review of the geological models determined that nine holes for each the Swede Pit and Hartley Creek prospects are required to increase the resource confidence of the two areas. In fill drilling is proposed to be completed by a combination of RC and core rigs.

Table 26.1 shows an estimate of requirements and associated indicative (not all inclusive) costs (CDN$) in the next phase to increase the level of assurance in accordance with CIM "Estimation of Mineral Resource and Mineral Reserves Best Practices" guidelines. Additional phases of drilling and sampling will be required as the project advances to further increase the level of assurance of each of the prospects.

Table 26.1
Phase 1: Recommended Mapping, Drilling, Testing, LiDAR Survey and Modeling

Program	Est. Hole No.	Ave. Hole Depth (m)	Cost in CDN$ in thousands ('000)						
			Drilling (RC & DD)	Core Testing (Assay)	Field Personnel / logistics (Pad Prep, Core Logging / Sampling)	Field Personnel (Mapping / Sampling)	LiDAR Survey	Resource Modeling	Est. Total by Prospect
Historical Core Testing Program	63	NA	NA	28	60	NA	NA	NA	88
2018 Hartley Creek Prospect Delineation Drilling	9	80	174	27	81	15	10	19	326
2018 Swede Pit Prospect Delineation Drilling	9	70	166	22	81	15	10	19	313
Est. Total by Category			340	77	222	30	20	38	727

Following completion of Phase 1, it is recommended that the learnings obtained from this program be incorporated into an exploration program, which is proposed to be Phase 2. This phase will incorporate the structural understanding obtained during Phase 1 to complete an exploration drill program to ultimately expand the resources in proximity of Swede Pit. This program would have two stages; a broader-spaced drill program to systematically test structural targets, and once discoveries are made, a second stage of detailed drilling to delineate discoveries. Table 26.2 shows an estimate of requirements and associated indicative (not all inclusive) costs (CDN$) to complete the Phase 2 exploration and delineation drilling.

Table 26.2
Phase 2: Exploration and Delineation Program

Program	Est. Hole no.	Ave. Hole Depth (m)	Cost in CDN$ in thousands ('000)			
			Drilling (RC)	Testing (assay)	Field Personnel / logistics (Drilling Support)	Est. Total by Prospect
Stage 1	25	80	400	63	225	688
Stage 2	20	80	320	50	180	550
Est. Total by Category			**720**	**113**	**405**	**1238**

27 REFERENCES

Aleinikoff, J.N., Farmer, G.L., Rye, R.O. and Nokleberg, W.J., 2000. Isotopic Evidence for the sources of Cretaceous and Tertiary granitic rocks, east-central Alaska; implications for the tectonic evolution of the Yukon-Tanana terrane; Canadian Journal of Earth Sciences, v. 37, p. 945-956.

Bailey, L.A., 2013. Late Jurassic Fault-Hosted Gold Mineralization of the Golden SaddleDeposit, White Gold District, Yukon Territory; M.Sc. Thesis, University of British Columbia. 178 p.

Berkman, D. A., 1995: Field Geologists' Manual, Monograph No. 9, Third Edition, The Australian Institute of Mining and Metallurgy, Victoria, Australia 3053, p. 322-325.

Buitenhuis, E., 2014. The Latte Gold Zone, Kaminak's Coffee Gold Project, Yukon, Canada: Geology, Geochemistry, and Metallogeny; M.Sc. Thesis, University of Western Ontario. 212 p.

Casselman, S., 1999. 1999 Assessment Report on the Moose Horn Property, Yukon Mining Assessment Report #094045.

Goldfarb, R.J., Marsh, E.E., Hart, C.J.R., Mair, J.L., Miller, M.L. and Johnson, C., 2007. Geology and Origin of Epigenetic Lode Gold Deposits, Tintina Gold Province, Alaska and Yukon; *in* Recent U.S. Geological Survey Studies in the Tintina Gold Province, Alaska, United States, and Yukon, Canada—Results of a 5-Year Project (L.P. Gough and W.C. Day editors), United States Geological Survey, Scientific Investigations Report 2007-5289-A, p.A1-A18.

Gordey, S.P. and Makepeace, A.J., 2001. Bedrock Geology, Yukon Territory; Geological Survey of Canada, Open File 3754; and Exploration and Geology Services Division, Yukon Indian and Northern Affairs Canada, Open File 2001-1.

Groves, D.I., Goldfarb, R.J., Gebre-Mariam, M., Hagemann, S.G. and Robert, F., 1998. Orogenic gold deposits: A proposed classification in the context of their crustal distribution and relationship to other gold deposit types; Ore Geology Reviews, v. 13 p. 7–27.

Hart, C.J.R. and Goldfarb, R.J., 2005. Distinguishing intrusion-related from orogenic gold systems. Proceedings of Scientific Conference on Minerals, New Zealand. Accessed 13 Mar 2018 from www.researchgate.net/publication/228762286, 110 p.

Hart, C.J.R. and Langdon, M., 1998. Geology and mineral deposits of the Mount Nansen camp, Yukon; *in*: C.F. Roots and D.S. Emond (editors), Yukon Exploration and Geology 1997, Exploration and Geological Services Division, Yukon. Indian and Northern Affairs Canada, p. 129-138.

Hartley, G. S. and Almberg, G. A., 1991. Hartley/Almberg, Moose Horn Range, Yukon. Yukon Mining Assessment Report #092923. 37 p.

Johnston, S.T., Wynne, P.J., Francis, D., Hart, C.J.R., Enkin, R.J. and Engebretson, D.C., 1996. Yellowstone in Yukon: the Late Cretaceous Carmacks Group; Geology, v. 24, p. 997-1000.

Joyce, N.L., 2002. Geological Setting, Nature, and Structural Evolution of Intrusion-related Au-Bearing Quartz Veins at the Longline Occurrence, Moose Horn Range area, West-Central Yukon Territory; M.Sc. Thesis, University of British Columbia. 210 p.

Kassos, G. and Kluczny, P., 2008. 2007 Geological Report for the Moose Horn Property, Yukon Territory. Yukon Mining Assessment Report #095006, 201 p.

Kluczny, P., 2007. 2006 Geological (Diamond Drilling) Report on the Moose Horn Property, Yukon Territory. Yukon Mining Assessment Report #094865, 124 p.

Morin, J.A., 1977. Geology, lode and placer gold mineralization of the Moose Horn Range, 115N2; Department of Indian Affairs and Northern Development, Mineral Industry Report 1976. Economic Geology Series GS 1977-1, p. 33-54.

Mortensen, J.K., 1992. Pre-mid-Mesozoic tectonic evolution of the Yukon-Tanana terrane, Yukon and Alaska; Tectonics, v. 11, p. 836-853.

Mortensen, J.K., Hart, C.J.R., Murphy, D.C. and Heffernan, S., 2000. Temporal evolution of Early and Mid-Cretaceous magmatism in the Tintina Gold Belt, *in*: The Tintina Gold Belt: Concepts, exploration, and discoveries. British Columbia and Yukon Chamber of Mines, Cordilleran Roundup Special Volume 2, Vancouver, British Columbia, p. 49-57.

Ritcey, D. and Sears, S., 2001. Geophysical Report on the Longline Property, 2000. Barramundi Gold Ltd. Yukon Mining Assessment Report #094188, 21 p.

Sears, S., Ritcey, D. and Conroy, P., 2000. Summary of Geological Field Work - 1999 Prospecting, Geochemical, Geophysical, Trenching, and Drilling Report, Longline Project, Barramundi Gold Ltd. Yukon Mining Assessment Report #094027, 394 p.

Schulze, C.M., 2017. Technical Report on the 2K Gold Property. Provenance Gold Corporation. Accessed 10 Mar 2018 from SEDAR www.sedar.com, 110 p.

Selby, D., Creaser, R.A. and Nesbitt, B.E., 1999. Major and trace element compositions and Sr-Nd-Pb systematics of crystalline rocks from the Dawson Range, Yukon, Canada; Canadian Journal of Earth Sciences, v. 36, p. 1463-1481.

Shives, R.B.K., Carson, J.M., Ford, K.L., Holman, P.B., Grant, J.A., Gordey, S. and Abbott, G., 2001. Airborne multisensory geophysical survey, Stewart River area, Yukon: Phase 1; Geological Survey of Canada, Open File D4009.

Swanton, D. and Bartsch, C., 2010. 2010 Geological, Geochemical and Diamond Drilling Report on the Longline Project. Aldrin Resource Corporation. Yukon Mining Assessment Report #095311, 527 p.

Templeman-Kluit, D.K., 1974. Reconnaissance Geology of Aishihik Lake, Snag and part of Stewart River map areas, west-central Yukon (115H, 115K-J and 115N-O); Geological Survey of Canada Paper 73-41, 97 p.

Warrick, I. and Robertson, K., 1988. Trenching and Bulk Sampling Report. Reef 1-20 claims. Moose Horn Exploration Program Limited Partnership. Yukon Mining Assessment Report #093105, 13 p.

28 ILLUSTRATIONS



USA
CAN
Northwest Territories
Nunavut
Yukon Territory
CAN
British Columbia
Alberta
Saskatchewan
Manitoba
USA
Foot Trail
Dawson
64°0'0"
Alaska, USA
YUKON
Silver T
Moose Horn
Property
YUKON
CANADA
Robert Campbell Highway
Faro
Carmacks
Klondike Highway
62°0'0"
Alaska Highway
NISLING RANGE
Canol Road
Haines Junction
Whitehorse
Haines Highway
Tagish Higway
Teslin
60°0'0"
British Columbia, CANADA
PACIFIC
OCEAN
0
75
150
300
450
Kilometers
140°0'0"
136°

MOOSE HORN MINING INC.	
MOOSE HORN PROPERTY TECHNICAL REPORT	
PROPERTY LOCATION MAP	
FIGURE 4-1	
DRAWN BY: A.W. CHK'D BY: D.L DATE: 18 04 03	File: Fig 4-1_Property Location Map.dwg ...\Moose Horn Mining_1063\1063-1_East Fork Gold\Reports\Draft\Figures

Stantec



496000
503000
510000
6995000
6990000
6985000
ALASKA, USA
YUKON, CANADA
LEGEND
QUARTZ CLAIMS OUTLINE
QUARTZ CLAIMS
Coordinate System: NAD 1983 UTM Zone 7N
MOOSE HORN MINING INC.
MOOSE HORN PROPERTY
TECHNICAL REPORT
QUARTZ CLAIMS
FIGURE 4-2
DRAWN BY: A.W.
CHK'D BY: D.L.
Stantec



500000
502000
504000
6990000
6988000
6986000
Alaska, USA
Yukon, Canada
P 32901
P 32900
P 32897
P 32896
P 32895
P 32894
P 32893
P 32892
P 25665
P 25664
P 25663
P 50704
P 50703
P 50702
P 25746
P 25745
P 25744
P 47436
P 47435
P 47434
P 47433
P 47432
P 47431
LEGEND
PLACER CLAIMS OUTLINE
PLACER CLAIMS
Coordinate System: NAD 1983 UTM Zone 7N
MOOSE HORN MINING INC.
MOOSE HORN PROPERTY
TECHNICAL REPORT
PLACER CLAIMS
FIGURE 4-3
DRAWN BY: A.W.
CHK'D BY: D.L.
Stantec



MOOSE HORN RANGE
Roo Pup
Great Bar Creek
Kenyon Creek
Airport Pup
Soya Creek
Hartley Creek
Swamp Creek
Alaska, USA
Yukon, Canada
502,000
504,000
506,000
6,996,000
6,994,000
6,992,000
6,990,000
6,988,000
6,986,000

LEGEND

PROPERTY BOUNDARY

AIRSTRIP

TOPO CONTOUR - INTERVAL 100 ft

KILOMETRES

MOOSE HORN MINING INC.

MOOSE HORN PROPERTY
TECHNICAL REPORT

PROPERTY TOPOGRAPHY, DRAINAGE AND ACCESS

FIGURE 5-1

DRAWN BY: A.W.	File: Fig5-1_PropertyTopoDrainageAccess	Stantec
CHK'D BY: D.L.	...\Moose Horn Mining_1083\1083-1_East	
DATE: 18 04 03	Fork Gold\Reports\Draft\Figures	


6991000
6990000
6989000
6988000
501000
502000
503000
504000
Kenyon Creek
Hartley Creek
N
500m
0
500
1000m
SCALE 1:20,000
LEGEND
PROPERTY BOUNDARY
TOPOGRAPHIC CONTOUR - INTERVAL 100ft
1998 BARRAMUNDI CORE HOLE
1999 BARRAMUNDI CORE HOLE
1999 BARRAMUNDI-NEWMONT CORE HOLE
2006 HARTLEY & ASS. CORE HOLE
2007 MOUNTAIN RIO CORE HOLE
1999 BARRAMUNDI TRENCH SAMPLING
2006 MOUNTAIN RIO GRAB SAMPLE
2006 MOUNTAIN RIO STREAM SEDIMENT SAMPLE
MOOSE HORN MINING INC.
MOOSE HORN PROPERTY
TECHNICAL REPORT
EXPLORATION DATA DISTRIBUTION
FIGURE 6-1
DRAWN BY: A.W.
CHK'D BY: D.L.
DATE: 18 03 28
File: Fig 6-1_Exploration Data Distribution
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504,000
506,000
N
W
E
S

LEGEND

PROPERTY BOUNDARY

HIGH

LOW

Contour Interval
-200 to 350 nT CI = 20.0 nT

Illumination N@ 5deg
Colouration Normalized

After Sears et al., 2000.

1 0 1

KILOMETRES

Map Projecton: UTM NAD 83 Zone 7

MOOSE HORN MINING INC.

MOOSE HORN PROPERTY
TECHNICAL REPORT

AEROMAGNETIC SURVEY

FIGURE 6-2

DRAWN BY: A.W.
CHK'D BY: D.L.
DATE: 18 03 28

File: Fig 6-2_Aeromagnetic Survey.dwg
...Moose Horn Mining_1063\1063-1_East Fork Gold\Reports\Draft\Figures

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MOOSE HORN PROJECT
ALASKA
YUKON
Location map
Alaska
Northwest Territories
Study area
Yukon
British Columbia
Pacific Ocean
Brewery Creek
Clear Creek-Bear Paw
Scheelite Dome
Dublin Gulch-Ray Gulch
Fortymile
Sixtymile
Klondike
Tombstone-Tungsten belt
Mayo
(Ag)
Mactung (W)
Dawson Range
Carmacks
Ross River
(W)
Tay River
WHITEHORSE
Haines Junction
Watson Lake
UNITED STATES
CANADA
BRITISH COLUMBIA
NORTHWEST TERRITORIES
0 100 KILOMETRES

LEGEND

MID-CRETACEOUS PLUTONIC ROCKS

- Selwyn Plutonic Suite
- Other plutonic rocks

Tectonic terranes

- Selwyn basin
- Mackenzie-Cassiar platform
- Accreted terranes

- Mineral district
- Stike-slip fault—Arrows show relative movement
- Thrust fault—Sawteeth on upper plate
- Fault (unspecified)
- Mineral deposit—Gold except as follows Ag = silver w = tungsten

MOOSE HORN MINING INC.

MOOSE HORN PROPERTY
TECHNICAL REPORT

REGIONAL GEOLOGY MAP

FIGURE 7-1

DRAWN BY: A.W.	File: Figure 7-1_Regional Geology Map	Stantec
CHK'D BY: D.L.	...Moose Horn Mining_1063\1063-1_East	
DATE: 18 03 20	Fork Gold\Reports\Draft\Figures	


LEGEND
PROPERTY BOUNDARY
MOOSE HORN RANGE GRANODIORITE
MASSIVE PORPHYRITIC QUARTZ DIORITE
FOLIATED OR MASSIVE, MEDIUM TO COARSE-GRAINED PINK BIOTITE MONZOGRANITE
QUARTZ VEIN FLOAT
AIRSTRIP
STRIKE / DIP OF A FOLIATION
TOPO CONTOUR - INTERVAL 100 ft
LINER MAGNETIC HIGH-POSSIBLE FAULT
LINER MAGNETIC LOW-POSSIBLE FAULT
SWEDE PIT PROSPECT AREA (FIGURE 7-3)
After : Joyce, 2002
KILOMETRES
Roo Pup
Great Bar Creek
Kenyon Creek
Airport Pup
Sonya Creek
Hartley Creek
Swamp Creek
500,000
502,000
504,000
506,000
6,996,000
6,994,000
6,992,000
6,990,000
6,988,000
6,986,000

MOOSE HORN MINING INC.

MOOSE HORN PROPERTY
TECHNICAL REPORT

OUTCROP MAP OF PROPERTY

FIGURE 7-2

DRAWN BY: A.W.
CHK'D BY: D.L.
DATE: 18 03 28
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...\Moose Horn Mining_1063\1063-1_East Fork Gold\Reports\Draft\Figures
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501,500
502,000
502,500
-6,990,500
6,990,500
-6,990,000
6,990,000
-6,989,500
6,989,500
-6,989,000
6,989,000
3200
3100
3000
2900
2800
2700
2600
2500
2400
Swamp Creek
Airport Pup
Soya Creek
M
Swede's Pit
V2 Vein
V3 Vein
V1 Vein
CR Vein
SC-1 Vein
SC-2 Vein
75
65
52
80
250
0
250
METRES
N

MOOSE HORN MINING INC.

MOOSE HORN PROPERTY
TECHNICAL REPORT

OUTCROP MAP OF SWEDE PIT PROSPECT AREA

FIGURE 7-3

LEGEND

- MOOSE HORN RANGE GRANODIORITE
- DYKES
- QUARTZ VEIN ZONE
- 62 STRIKE / DIP OF A FOLIATION
- QUARTZ VEIN FLOAT
- TOPO CONTOUR - INTERVAL 100 ft

After Joyce, 2002

DRAWN BY: A.W.	File: Fig 7-3_Outcrop Map of Target Area
CHK'D BY: D.L.	...\Moose Horn Mining_1063\1063-1_East
DATE: 18 03 28	Fork Gold\Reports\Draft\Figures

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Soya Creek
Hartley Creek
Swamp Creek
Map
Area
2900
2800
2700
2600
2500
2400
3000
3100
3200
3300

LEGEND

Swede Pit Prospect	Model Resource Extent
Hartley Creek Prospect	Property Boundary

Topographic contour - 100ft elevation

Projected Surface Trace of Mineralized Veins

MOOSE HORN MINING INC.

MOOSE HORN TECHNICAL REPORT

RESOURCE MODEL LOCATION MAP

FIGURE 14-1

DRAWN BY: E.M.
CHK'D BY: A.T
DATE: 18 03 28

File: Figure 7-1_Regional Geology Map ...Moose Horn Mining_1063\1063-1_East Fork Gold\Reports\Draft\Figures

Stantec


MR0621
MR0622
Hartley Creek
N 6,988,200
N 6,988,100
N 6,988,000
N 6,987,900
N 6,987,800
N 6,987,700
820
815
810
805
800
795
790
780
775
770
765
MR0604
MR0605
MR0606
MR0619
MR0620
MR0617
MR0618
MR0601
MR0603
MR0602
MR0615
MR0616
MR0610
MR0612
MR0611
MR0613
MR0614
MR0607
MR0608
MR0609
GRID: UTM NAD 83 ZONE 7
50m
0
50
100
LEGEND
MODEL RESOURCE EXTENT
MINERALIZED VEIN PROJECTED ON SURFACE
MODEL PIT SHELL CREST TRACE
TOPOGRAPHIC CONTOUR - 5m INTERVAL
CREEK
DRILL HOLE
DRILL HOLE TRACE WITH TARGET
QUARTZ VEIN INTERCEPT
MOOSE HORN MINING INC.
MOOSE HORN PROPERTY
TECHNICAL REPORT
HARTLEY CREEK RESOURCE
MODEL EXPLORATION DATA
FIGURE 14-2
DRAWN BY: A.W.
CHK'D BY: D.L.
DATE: 18 04 02
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...\Moose Horn Mining_1063\1063-1_East
Fork Gold\Reports\Draft\Figures
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MR0623
MR0624
MR0625
MR0701
SP99-18
SP99-20
LL98-02
SP99-21
SP99-19
SP99-22
MR0702
MR0703
MR0704
MR0705
SP99-01
SP99-02
TR-20
TR-19
TR-3
TR-4
TR-5
TR-6
TR-9B
TR-9A
TR-1
TR-2
TR-15
TR-21
LL98-03
MR0706
MR0707
MR0709
MR0708
SP99-06
LL98-04
SP99-05
SP99-07
SP99-08
SP99-03
SP99-04
SP99-13
MR0710
MR0711
SP99-09
TR-7
TR-13
SP99-12
SP99-17
SP99-10
SP99-16
LL98-05
SP99-15
SP99-11
TR-12
SP99-14
TR-16
Airport Pup
Swamp Creek
N 6,990,000
N 6,989,900
N 6,989,800
N 6,989,700

GRID: UTM NAD 83 ZONE 7

LEGEND

- MODEL RESOURCE EXTENT
- V2 VEIN PROJECTED ON SURFACE
- MODEL PIT SHELL CREST TRACE
- TOPOGRAPHIC CONTOUR - 5m INTERVAL
- CREEK
- TRENCH SAMPLE SITE
- DRILL HOLE
- DRILL HOLE TRACE WITH TARGET QUARTZ VEIN INTERCEPT

MOOSE HORN MINING INC.

MOOSE HORN PROPERTY
TECHNICAL REPORT

SWEDE PIT RESOURCE MODEL EXPLORATION DATA

FIGURE 14-3

DRAWN BY: A.W.
CHK'D BY: D.L.
DATE: 18 04 02

File: Fig 14-3_Swede Model Drill Holes ...\Moose Horn Mining_1063\1063-1_East Fork Gold\Reports\Draft\Figures

Stantec


Au g/t
Ag g/t
B
B'
A
A'
MR0604
MR0605
MR0606
MR0619
MR0620
MR0617
MR0618
MR0615
MR0616
MR0603
MR0610
MR0612
MR0611
MR0613
MR0614
MR0607
MR0608
MR0609
GRID: UTM NAD 83 ZONE 7
LEGEND
MINERALIZED VEIN PROJECTED ON SURFACE
TOPOGRAPHIC CONTOUR - 5m INTERVAL PIT DESIGN
CROSS SECTION LINE
DRILL HOLE
DRILL HOLE TRACE
SCALE 1:2500
MOOSE HORN MINING INC.
MOOSE HORN PROPERTY
TECHNICAL REPORT
HARTLEY CREEK RESOURCE MODEL
GRADE DISTRIBUTION PLAN
FIGURE 14-4
DRAWN BY: A.W.
CHK'D BY: D.L.
File: Fig 14-4_Hartley Plan.dwg
Stantec



Ag g/t
Au g/t
63.1
60.1
218.5

Elevation Units in Metres
Section Window 10m

LEGEND

- MINERALIZED SOLID
- PIT SHELL
- DRILL HOLE
- WEATHERING ZONE

MOOSE HORN MINING INC.

MOOSE HORN PROPERTY
TECHNICAL REPORT
HARTLEY CREEK RESOURCE
MODEL CROSS SECTION A-A'
FIGURE 14-5

DRAWN BY: A.W.	File: Fig 14-5_Hartley Sec A.dwg	Stantec
CHK'D BY: D.L.	...Moose Horn Mining_1063\1063-1_East	
DATE: 18 04 02	Fork Gold\Reports\Draft\Figures	


Ag g/t
Au g/t
MR0603
MR0602
MR0601
MR0616
MR0615
87.1
102.7
178.0
Elevation Units in Metres
Section Window 10m
LEGEND
MINERALIZED SOLID
PIT SHELL
DRILL HOLE
WEATHERING ZONE

MOOSE HORN MINING INC.

MOOSE HORN PROPERTY
TECHNICAL REPORT
HARTLEY CREEK RESOURCE
MODEL CROSS SECTION B-B'
FIGURE 14-6

DRAWN BY: A.W.
CHK'D BY: D.L.
DATE: 18 04 02
File: Fig 14-6_Hartley Sec B.dwg
..\Moose Horn Mining_1063\1063-1_East Fork Gold\Reports\Draft\Figures
Stantec


Ag g/t
Au g/t
A'
A
B'
B
GRID: UTM NAD 83 ZONE 7
LEGEND
V2 VEIN PROJECTED ON SURFACE
TOPOGRAPHIC CONTOUR - 5m INTERVAL
PIT DESIGN CROSS SECTION LINE
DRILL HOLE
DRILL HOLE TRACE
MOOSE HORN MINING INC.
MOOSE HORN PROPERTY
TECHNICAL REPORT
SWEDE PIT RESOURCE MODEL
GRADE DISTRIBUTION PLAN
FIGURE 14-7
DRAWN BY: A.W.
CHK'D BY: D.L.
Stantec



860
840
820
800
780
SP99-22
SP99-21
SP99-20
LL98-02
25.0
28.4
36.9
37.2

Elevation Units in Metres
Section Window 10m

LEGEND

- MINERALIZED SOLID
- PIT SHELL
- MAFIC DYKE SWARMS
- DRILL HOLE
- WEATHERING ZONE

Ag g/t
< 0
>= 0
>= 5
>= 10
>= 15
>= 20
>= 25
>= 30
>= 35
>= 40
>= 45
>= 50

MOOSE HORN MINING INC.

MOOSE HORN PROPERTY
TECHNICAL REPORT

SWEDE PIT RESOURCE MODEL
CROSS SECTION A-A'

FIGURE 14-8

DRAWN BY: A.W.	File: Fig 14-8_Swede Cross Section A-A'	Stantec
CHK'D BY: D.L.	...Moose Horn Mining_1063\1063-1_East	
DATE: 18 04 02	Fork Gold\Reports\Draft\Figures	


SP99-11
SP99-10
SP99-12
SP99-13
MR0709
MR0708
13.1
17.7
23.8
29.9
261.2
209.4
Elevation Units in Metres
Section Window 10m
LEGEND
MINERALIZED SOLID
PIT SHELL (m)
MAFIC DYKE SWARMS
DRILL HOLE
WEATHERING ZONE
Ag g/t
MOOSE HORN MINING INC.
MOOSE HORN PROPERTY
TECHNICAL REPORT
SWEDE PIT RESOURCE MODEL
CROSS SECTION
FIGURE 14-9
Stantec


Hartley Creek
E 503,200
E 503,300
E 503,400
E 503,500
N 6,968,000
N 6,967,900
N 6,967,800
N 6,967,700
785
780
775
770
765
N
GRID: UTM NAD 83 ZONE 7
SCALE 1:2000

LEGEND

- INFERRED GOLD AND SILVER RESOURCE
- MODEL PIT SHELL CREST TRACE
- TOPOGRAPHIC CONTOUR - 5m INTERVAL
- CREEK
- DRILL HOLE

MOOSE HORN MINING INC.

MOOSE HORN PROPERTY
TECHNICAL REPORT

HARTLEY CREEK GOLD AND SILVER RESOURCE CLASSIFICATION MAP

FIGURE 14-10

DRAWN BY: A.W.
CHK'D BY: D.L.
DATE: 18 04 04

File: Fig 14-10_Hartley Resource Class... ...Moose Horn Mining_1063\1063-1_East Fork Gold\Reports\Draft\Figures

Stantec


N
Hartley Creek
N 6,968,000
N 6,967,900
N 6,967,800
N 6,967,700
E 503,200
E 503,300
E 503,400
E 503,500
785
780
775
770
765

GRID: UTM NAD 83 ZONE 7

50m 0 50 100m

SCALE 1:2000

LEGEND

- RESOURCE DISTRIBUTION AREA
- MODEL PIT SHELL CREST TRACE
- TOPOGRAPHIC CONTOUR - 5m INTERVAL
- CREEK
- DRILL HOLE

MOOSE HORN MINING INC.

MOOSE HORN PROPERTY
TECHNICAL REPORT

HARTLEY CREEK GOLD AND SILVER RESOURCE DISTRIBUTION MAP

FIGURE 14-11

DRAWN BY: A.W.	File: Fig 14-11_Hartley Resource Distribut.	Stantec
CHK'D BY: D.L.	...\Moose Horn Mining_1063\1063-1_East	
DATE: 18 04 04	Fork Gold\Reports\Draft\Figures	



N 6,990,000
N 6,989,900
N 6,989,800
N 6,989,700
Airport Pup
Swamp Creek
885
880
875
870
865
820
815
810
805
800
795
790
785
775

GRID: UTM NAD 83 ZONE 7

LEGEND

- INFERRED GOLD AND SILVER RESOURCE
- MODEL PIT SHELL CREST TRACE
- TOPOGRAPHIC CONTOUR - 5m INTERVAL
- CREEK
- TRENCH SAMPLE SITE
- DRILL HOLE

MOOSE HORN MINING INC.

MOOSE HORN PROPERTY
TECHNICAL REPORT

SWEDE PIT GOLD AND SILVER RESOURCE CLASSIFICATION MAP

FIGURE 14-12

DRAWN BY: A.W.
CHK'D BY: D.L.
DATE: 18 04 02

File: Fig 14-12_Swede Resource Class... ...Moose Horn Mining_1063\1063-1_East Fork Gold\Reports\Draft\Figures

Stantec



885
880
875
870
865
820
815
810
805
800
795
790
785
775
N 6,990,000
N 6,989,900
N 6,989,800
N 6,989,700
Airport Pup
Swamp Creek

GRID: UTM NAD 83 ZONE 7

LEGEND

- RESOURCE DISTRIBUTION AREA
- MODEL PIT SHELL CREST TRACE
- TOPOGRAPHIC CONTOUR - 5m INTERVAL
- CREEK
- TRENCH SAMPLE SITE
- DRILL HOLE

MOOSE HORN MINING INC.

MOOSE HORN PROPERTY
TECHNICAL REPORT

SWEDE PIT GOLD AND SILVER RESOURCE DISTRIBUTION MAP

FIGURE 14-13

DRAWN BY: A.W.	File: Fig 14-13_Swede Resource Distribut...	Stantec
CHK'D BY: D.L.	...Moose Horn Mining_1063\1063-1_East	
DATE: 18 04 02	Fork Gold\Reports\Draft\Figures	